PURCHASE AND SALE AGREEMENT

Offer Date: 12/20/2021

GeorgiaREALTORS®

2021 Printing

A. KEY TERMS AND CONDITIONS

1. **Purchase and Sale.** The undersigned buyer(s) ("Buyer") agree to buy and the undersigned seller(s) ("Seller") agree to sell the real property described below including all fixtures, improvements and landscaping therein ("Property") on the terms and conditions set forth in this Agreement.
   a. **Property Identification:** Address: 5042 RAPAHOE TRL
   City ATLANTA, County Fulton County, Georgia, Zip Code 30349
   MLS Number: ______ Tax Parcel I.D. Number: ______
   b. **Legal Description:** The legal description of the Property is *[select one of the following below]*:
   ☐ (1) attached as an exhibit hereto;
   ☐ (2) Condominium (attach F204 Condominium Resale Purchase and Sale Exhibit)
   ☑ (3) the same as described in Deed Book 61247, Page 542, et. seq., of the land records of the above county; **OR**
   ☐ (4) Land Lot(s) ______ of the ______ District, ______ Section/ GMD, Lot ______, Block ______, Unit ______, Phase/Section ______ of ______ Subdivision/Development, according to the plat recorded in Plat Book ______, Page ______, et. seq., of the land records of the above county.

2. **Purchase Price of Property to be Paid by Buyer.** $340,000.00	3. **Closing Costs.** **Seller's Contribution at Closing:** $0.00

4. **Closing Date and Possession.**
   Closing Date shall be 1/10/2022 with possession of the Property transferred to Buyer
   ☑ at Closing **OR** ☐ ____ days after Closing at ____ o'clock ☐ AM ☐ PM (attach F219 Temporary Occupancy Agreement).

5. **Holder of Earnest Money ("Holder").** (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.) [redacted]

6. **Closing Attorney/Law Firm.** [redacted]

7. **Earnest Money.** Earnest Money shall be paid by ☐check ☐ACH ☐cash or ☑wire transfer of immediately available funds as follows:
   ☐ a. $______ as of the Offer Date.
   ☑ b. $10,000.00 within 3 days from the Binding Agreement Date.
   ☐ c. ______.

8. **Inspection and Due Diligence.**
   a. **Due Diligence Period:** Property is being sold subject to a Due Diligence Period of 5 days from the Binding Agreement Date.
   b. **Option Payment for Due Diligence Period:** In consideration of Seller granting Buyer the option to terminate this Agreement, Buyer:
   (1) has paid Seller $10.00 in nonrefundable option money, the receipt and sufficiency of which is hereby acknowledged; plus
   (2) shall pay Seller additional option money of $______ by ☐ check or ☐ wire transfer of immediately available funds either ☐ as of the Offer Date; **OR** ☐ within ____ days from the Binding Agreement Date. Any additional option money paid by Buyer to Seller ☐ shall (subject to lender approval) or ☐ shall not be applied toward the purchase price at closing and shall not be refundable to Buyer unless the closing fails to occur due to the default of the Seller.

9. **Lead-Based Paint.** To the best of Seller's knowledge, the residential dwelling(s) on the Property (including any portion thereof or painted fixture therein) ☐ was (attach F316 Lead-Based Paint Exhibit) **OR** ☑ was not built prior to 1978.

10. **Brokerage Relationships in this Transaction**

a. **Buyer's Broker is** [redacted] **and is:**	b. **Seller's Broker is** [redacted] **and is:**
(1) ☑ representin[redacted]	(1) ☐ representing Seller as a client.
(2) ☐ working with Buyer as a customer.	(2) ☐ working with Seller as a customer.
(3) ☐ acting as a dual agent representing Buyer and Seller.	(3) ☐ acting as a dual agent representing Buyer and Seller.
(4) ☐ acting as a designated agent where: ______ has been assigned to exclusively represent Buyer.	(4) ☐ acting as a designated agent where: ______ has been assigned to exclusively represent Seller.

   c. **Material Relationship Disclosure:** The material relationships required to be disclosed by either Broker are as follows: ______

11. **Time Limit of Offer.** The Offer set forth herein expires at 6:00 o'clock p .m. on the date 12/24/2021.

Buyer(s) Initials [redacted] ______ Seller(s) Initials [redacted] ______

B. CORRESPONDING PARAGRAPHS FOR SECTION A

1. <u>Purchase and Sale</u>.
   a. **Warranty:** Seller warrants that at the time of closing Seller will convey good and marketable title to said Property by limited warranty deed subject only to: (1) zoning; (2) general utility, sewer, and drainage easements of record as of the Binding Agreement Date and upon which the improvements (other than any driveway or walkway) do not encroach; (3) declarations of condominium and declarations of covenants, conditions and restrictions of record on the Binding Agreement Date; and (4) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement.
   b. **Examination:** Buyer may examine title and obtain a survey of the Property and furnish Seller with a written statement of title objections at or prior to the closing. If Seller fails or is unable to satisfy valid title objections at or prior to the closing or any unilateral extension thereof, which would prevent the Seller from conveying good and marketable title to the Property, then Buyer, among its other remedies, may terminate the Agreement without penalty upon written notice to Seller. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.
   c. **Title Insurance:** Buyer hereby directs any mortgage lender involved in this transaction to quote the cost of title insurance based upon the presumption that Buyer will be obtaining an enhanced title insurance policy since such a policy affords Buyer greater coverage.

2. <u>Purchase Price to be Paid by Buyer</u>. The Purchase Price shall be paid in U.S. Dollars at closing by wire transfer of immediately available funds, or such other form of payment acceptable to the closing attorney.

3. <u>Closing Costs</u>.
   a. **Seller's Contribution at Closing:** At closing, Seller shall make the referenced Seller's Monetary Contribution which Buyer may use to pay any cost or expense of Buyer related to this transaction. Buyer acknowledges that Buyer's mortgage lender(s) may not allow the Seller's Monetary Contribution, or the full amount thereof, to be used for some costs or expenses. In such event, any unused portion of the Seller's Monetary Contribution shall remain the property of the Seller. The Seller shall pay the fees and costs of the closing attorney: (1) to prepare and record title curative documents and (2) for Seller not attending the closing in person.
   b. **Items Paid by Buyer:** At closing, Buyer shall pay: (1) Georgia property transfer tax; (2) the cost to search title and tax records and prepare the limited warranty deed; and (3) all other costs, fees and charges to close this transaction, except as otherwise provided herein.
   c. **Prorations:** Ad valorem property taxes, community association fees, solid waste and governmental fees and utility bills for which service cannot be terminated as of the date of closing shall be prorated as of the date of closing. Notwithstanding any provision to the contrary, in the event ad valorem property taxes are based upon an estimated tax bill or tax bill under appeal, Buyer and Seller shall, upon the issuance of the actual tax bill or the appeal being resolved, promptly make such financial adjustments between themselves as are necessary to correctly prorate the tax bill. In the event there are tax savings resulting from a tax appeal, third party professional costs to handle the appeal may be deducted from the savings for that tax year before re-prorating. Any pending tax appeal for the year in which the Property is sold shall be deemed assigned to Buyer at closing. The liability to the county and if applicable, city, in which the Property is located for ad valorem real property taxes for the year in which the Property is sold shall be assumed by Buyer upon the Closing of the Property. Buyer agrees to indemnify Seller against any and all claims of the county and if applicable, city, for unpaid ad valorem real property taxes for the year in which the Property is sold.

4. <u>Closing Date and Possession</u>.
   a. **Right to Extend the Closing Date:** Buyer or Seller may unilaterally extend the closing date for eight (8) days upon notice to the other party given prior to or on the date of closing if: (1) Seller cannot satisfy valid title objections (excluding title objections that: (a) can be satisfied through the payment of money or by bonding off the same; and (b) do not prevent Seller from conveying good and marketable title, as that term is defined herein, to the Property); (2) Buyer's mortgage lender (even in "all cash" transactions where Buyer is obtaining a mortgage loan) or the closing attorney is delayed and cannot fulfill their respective obligations by the date of closing, provided that the delay is not caused by Buyer; or (3) Buyer has not received required estimates or disclosures and Buyer is prohibited from closing under federal regulations. The party unilaterally extending the closing date shall state the basis for the delay in the notice of extension. If the right to unilaterally extend the closing date is exercised once by either the Buyer or Seller, the right shall thereafter terminate.
   b. **Keys and Openers:** At Closing, Seller shall provide Buyer with all keys, door openers, codes and other similar equipment pertaining to the Property.

5. <u>Holder of Earnest Money</u>. The earnest money shall be deposited into Holder's escrow/trust account (with Holder being permitted to retain the interest if the account is interest bearing) not later than: (a) five (5) banking days after the Binding Agreement Date hereunder or (b) five (5) banking days after the date it is actually received if it is received after the Binding Agreement Date. If Buyer writes a check or pays with an ACH for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not return the earnest money until the check or ACH has cleared the account on which the check was written or from which the ACH was sent. In the event any earnest money check is dishonored by the bank upon which it is drawn, or earnest money is not timely paid, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days from the date of receiving the notice to cure the default and if Buyer does not do so, Seller may within seven (7) days thereafter terminate this Agreement upon notice to Buyer. If Seller fails to terminate the Agreement timely, Seller's right to terminate based on the default shall be waived.

6. **Closing Attorney/Law Firm.** Buyer shall have the right to select the closing attorney to close this transaction, and hereby selects the closing attorney referenced herein. In all cases where an individual closing attorney is named in this Agreement but the closing attorney is employed by or an owner, shareholder, or member in a law firm, the law firm shall be deemed to be the closing attorney. If Buyer's mortgage lender refuses to allow that closing attorney to close this transaction, Buyer shall select a different closing attorney acceptable to the mortgage lender. The closing attorney shall represent the mortgage lender in any transaction in which the Buyer obtains mortgage financing (including transactions where the method of payment referenced herein is "all cash"). In transactions where the Buyer does not obtain mortgage financing, the closing attorney shall represent the Buyer.

7. **Earnest Money.**
   a. **Entitlement to Earnest Money:** Subject to the paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of any unexpired contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.
   b. **Disbursement of Earnest Money:** Holder shall disburse the earnest money upon: (1) the closing of Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that Holder first gives all parties at least ten (10) days notice stating to whom and why the disbursement will be made. Any party may object to the proposed disbursement by giving written notice of the same to Holder within the ten (10) day notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new ten (10) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made. Holder shall disburse the earnest money to Seller by check in the event Holder: (1) makes a reasonable interpretation of the Agreement that the Agreement has been terminated due to Buyer's default; and (2) sends the required ten (10) day notice of the proposed disbursement to Buyer and Seller. The above-referenced check shall constitute liquidated damages in full settlement of all claims of Seller against Buyer and the Brokers in this transaction. Holder may require Seller to sign a W-9 before issuing a check to Seller for liquidated damages of $600 or more. Such liquidated damages are a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain and are not a penalty.
   c. **Interpleader:** If an earnest money dispute cannot be resolved after a reasonable time, Holder may interplead the earnest money into a court of competent jurisdiction if Holder is unsure who is entitled to the earnest money. Holder shall be reimbursed for and may deduct its costs, expenses and reasonable attorney's fees from any funds interpleaded. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees, court costs and the amount deducted by Holder to cover Holder's costs and expenses from the non-prevailing defendant.
   d. **Hold Harmless:** All parties hereby covenant and agree to: (1) indemnify and hold Holder harmless from and against all claims, injuries, suits and damages arising out of the performance by Holder of its duties; (2) not to sue Holder for any decision of Holder to disburse earnest money in accordance with this Agreement.

8. **Inspection and Due Diligence.**
   a. **Right to Inspect Property:** Upon prior notice to Seller, Buyer and/or Buyer's representatives shall have the right to enter the Property at Buyer's expense and at reasonable times (including immediately prior to closing) to inspect, examine, test, appraise and survey Property. This right to enter shall include the time period after the end of any Due Diligence Period to, among other things, and without limitation, meet contractors and vendors, measure for renovations and confirm that any agreed upon repairs have been made and the Property otherwise remains in the same condition. Seller shall cause all utilities, systems and equipment to be on so that Buyer may complete all inspections. Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries and damages relating to the exercise of these rights and shall promptly restore any portion of the Property damaged or disturbed from testing or other evaluations to a condition equal to or better than the condition it was in prior to such testing or evaluation. If Buyer is concerned that the Property may have been used as a laboratory for the production of methamphetamine, or as a dumpsite for the same, Buyer should review the National Clandestine Laboratory Register – Georgia at www.dea.gov.
   b. **Duty to Inspect Neighborhood:** In every neighborhood there are conditions which different buyers may find objectionable. Buyer shall have the sole duty to become familiar with neighborhood conditions that could affect the Property such as landfills, quarries, power lines, airports, cemeteries, prisons, stadiums, odor and noise producing activities, crime and school, land use, government and transportation maps and plans. It shall be Buyer's sole duty to become familiar with neighborhood conditions of concern to Buyer. **If Buyer is concerned about the possibility of a registered sex offender residing in a neighborhood in which Buyer is interested, Buyer should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov.**
   c. **Warranties Transfer:** Seller agrees to transfer to Buyer, at closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.
   d. **Property Sold "As-Is" Unless this Agreement is Subject to Due Diligence Period:**
      (1) **General:** Unless the Property is being sold subject to a Due Diligence Period referenced herein, the Property shall be sold "as-is" with all faults. Even if the Property is sold "as-is" Seller is required under Georgia law to disclose to the Buyer latent or hidden defects in the Property which Seller is aware and which could not have been discovered by the Buyer upon a reasonable inspection of the property. The inclusion of a Due Diligence Period herein shall: (a) during its term make this Agreement an option contract in which Buyer may decide to proceed or not proceed with the purchase of the Property for any or no reason; and (b) be an acknowledgement by Seller that Buyer has paid separate valuable consideration of $10 for the granting of the option.
      (2) **Purpose of Due Diligence Period:** During the Due Diligence Period, Buyer shall determine whether or not to exercise Buyer's option to proceed or not proceed with the purchase of the Property. If Buyer has concerns with the Property, Buyer may during the Due Diligence Period seek to negotiate an amendment to this Agreement to address such concerns.

(3) **Notice of Decision Not To Proceed:** Buyer shall have elected to exercise Buyer's option to purchase the Property unless prior to the end of any Due Diligence Period, Buyer notifies Seller of Buyer's decision not to proceed by delivering to Seller a notice of termination of this Agreement. In the event Buyer does not terminate this Agreement prior to the end of the Due Diligence Period, then: (a) Buyer shall have accepted the Property "as-is" subject to the terms of this Agreement; and (b) Buyer shall no longer have any right to terminate this Agreement based upon the Due Diligence Period.

e. Repairs: All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to closing.

9. **Lead-Based Paint.** If any portion of a residential dwelling on the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an exhibit to this Agreement. The term "residential dwelling" includes any painted fixture or material used therein that was built or manufactured prior to 1978.

10. **Brokerage Relationships in this Transaction.**

a. Agency Disclosure: No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

(1) No Agency Relationship: Buyer and Seller acknowledge that, if they are not represented by Brokers in a client relationship, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party.

(2) Consent to Dual Agency: If Broker is acting as dual agent in this transaction, Buyer and Seller consent to the same and acknowledge having been advised of the following:

i. Dual Agency Disclosure: *[Applicable only if Broker is acting as a dual agent in this transaction.]*

(a) As a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;

(b) Broker will disclose all adverse material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;

(c) Buyer and Seller do not have to consent to dual agency and the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.

(d) Notwithstanding any provision to the contrary contained herein Buyer and Seller each hereby direct Broker while acting as a dual agent to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.

ii. Designated Agency Disclosure: If Broker in this transaction is acting as a designated agent, Buyer and Seller consent to the same and acknowledge that each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent in this transaction the client assigned to the other designated agent.

b. Brokerage: Seller has agreed to pay Seller's Broker(s) a commission pursuant to a separate brokerage engagement agreement entered into between the parties and incorporated herein by reference ("Seller Brokerage Engagement Agreement"). The Seller's Broker has agreed to share that commission with the Buyer's Broker. The closing attorney is hereby authorized and directed to pay the Broker(s) at closing, their respective portions of the commissions out of the proceeds of the sale. If the sale proceeds are insufficient to pay the full commission, the party owing the commission shall pay any shortfall at closing. The acceptance by the Broker(s) of a partial real estate commission at the closing shall not relieve the party owing the same from paying the remainder after the closing (unless the Broker(s) have expressly agreed in writing to accept the amount paid in full satisfaction of the Broker(s) claim to a commission). The Brokers herein are signing this Agreement to reflect their role in this transaction and consent to act as Holder if either of them is named as such. This Agreement and any amendment thereto shall be enforceable even without the signature of any Broker referenced herein. The broker(s) are express third-party beneficiaries to this Agreement.

c. Disclaimer: Buyer and Seller have not relied upon any advice or representations of Brokers other than what is included in this Agreement. Brokers shall have no duty to inspect the Property or to advise Buyer or Seller on any matter relating to the Property which could have been revealed through a survey, appraisal, title search, Official Georgia Wood Infestation Report, utility bill review, septic system inspection, well water test, tests for radon, asbestos, mold, methamphetamine, and lead-based paint; moisture test of stucco or synthetic stucco, inspection of the Property by a professional, construction expert, structural engineer or environmental engineer; review of this Agreement and transaction by an attorney, financial planner, mortgage consultant or tax consultant; and consulting appropriate governmental officials to determine, among other things and without limitation, the zoning of Property, the propensity of the Property to flood, flood zone certifications, whether any condemnation action is pending or has been filed or other nearby governmental improvements are planned. Buyer and Seller acknowledge that Broker does not perform or have expertise in any of the above tests, inspections, and reviews or in any of the matters handled by the professionals referenced above. Buyer and Seller should seek independent expert advice regarding any matter of concern to them relative to the Property and this Agreement. Buyer and Seller acknowledge that Broker shall not be responsible to monitor, supervise, or inspect any construction or repairs to Property and such tasks clearly fall outside the scope of real estate brokerage services. If Broker has written any special stipulations herein, the party for whom such special stipulations were written: a) confirms that each such stipulation reflects the party's complete understanding as to the substance and form of the special stipulations; b) hereby adopts each special stipulation as the original work of the party; and c) hereby agrees to indemnify and hold Broker who prepared the stipulation harmless from any and all claims, causes of action, suits, and damages arising out of or relating to such special stipulation. Buyer acknowledges that when and if Broker answers a question of Buyer or otherwise describes some aspect of the Property or the transaction, Broker is doing so based upon information provided by Seller rather than the independent knowledge of Broker (unless Broker makes an independent written disclosure to the contrary).

11. **Time Limit of Offer.** The Time Limit of the Offer shall be the date and time referenced herein when the Offer expires unless prior to that date and time both of the following have occurred: (a) the Offer has been accepted by the party to whom the Offer was made; and (b) notice of acceptance of the Offer has been delivered to the party who made the Offer.

C. OTHER TERMS AND CONDITIONS

1. **Notices.**
   a. **Generally:** All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively "Delivery Service"); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.
   b. **Delivery of Notice:** A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party herein (or subsequently provided by the party following the notice provisions herein). Notice to a party shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the party set forth herein (or subsequently provided by the party following the notice provisions herein).
   c. **When Broker Authorized to Accept Notice for Client:** Except where the Broker is acting in a dual agency capacity, the Broker and any affiliated licensee of the Broker representing a party in a client relationship shall be authorized agents of the party and notice to any of them shall for all purposes herein be deemed to be notice to the party. Notice to an authorized agent shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the authorized agent set forth herein (or subsequently provided by the authorized agent following the notice provisions herein). Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker or the Broker's affiliated licensees are authorized to receive notices delivered by a Delivery Service. The Broker, the Broker's staff and the affiliated licensees of the Broker shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity. In the event the Broker is practicing designated agency, only the designated agent of a client shall be an authorized agent of the client for the purposes of receiving notice.

2. **Default.**
   a. **Remedies of Seller:** In the event this Agreement fails to close due to the default of Buyer, Seller's sole remedy shall be to retain the earnest money as full liquidated damages. Seller expressly waives any right to assert a claim for specific performance. The parties expressly agree that the earnest money is a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain. The parties expressly intend for the earnest money to serve as liquidated damages and not as a penalty.
   b. **Remedies of Buyer:** In the event this Agreement fails to close due to the default of Seller, Buyer may either seek the specific performance of this Agreement or terminate this Agreement upon notice to Seller and Holder, in which case all earnest money deposits and other payments Buyer has paid towards the purchase of the Property shall be returned to Buyer following the procedures set forth elsewhere herein.
   c. **Rights of Broker:** In the event this Agreement is terminated or fails to close due to the default of a party hereto, the defaulting party shall pay as liquidated damages to every broker involved in this Agreement the commission the broker would have received had the transaction closed. For purposes of determining the amount of liquidated damages to be paid by the defaulting party, all written agreements establishing the amount of commission to be paid to any broker involved in this transaction are incorporated herein by reference. The liquidated damages referenced above are a reasonable pre-estimate of the Broker(s) actual damages and are not a penalty.
   d. **Attorney's Fees:** In any litigation or arbitration arising out of this Agreement, including but not limited to breach of contract claims between Buyer and Seller and commission claims brought by a broker, the non-prevailing party shall be liable to the prevailing party for its reasonable attorney's fees and expenses.

3. **Risk of Damage to Property.** Seller warrants that at the time of closing the Property and all items remaining with the Property, if any, will be in substantially the same condition (including conditions disclosed in the Seller's Property Disclosure Statement or Seller's Disclosure of Latent Defects and Fixtures Checklist) as of the Offer Date, except for changes made to the condition of Property pursuant to the written agreement of Buyer and Seller. At time of possession, Seller shall deliver Property clean and free of trash, debris, and personal property of Seller not identified as remaining with the Property. Notwithstanding the above, if the Property is destroyed or substantially destroyed prior to closing, Seller shall promptly give notice to Buyer of the same and provide Buyer with whatever information Seller has regarding the availability of insurance and the disposition of any insurance claim. Buyer or Seller may terminate this Agreement without penalty not later than fourteen (14) days from receipt of the above notice. If Buyer or Seller do not terminate this Agreement, Seller shall cause Property to be restored to substantially the same condition as on the Offer Date. The date of closing shall be extended until the earlier of one year from the original date of closing, or seven (7) days from the date that Property has been restored to substantially the same condition as on the Offer Date and a new certificate of occupancy (if required) is issued.

4. **Other Provisions.**
   a. **Condemnation:** Seller shall: (1) immediately notify Buyer if the Property becomes subject to a condemnation proceeding; and (2) provide Buyer with the details of the same. Upon receipt of such notice, Buyer shall have the right, but not the obligation for 7 days thereafter, to terminate this Agreement upon notice to Seller in which event Buyer shall be entitled to a refund of all earnest money and other monies paid by Buyer toward the Property without deduction or penalty. If Buyer does not terminate the Agreement within this time frame, Buyer agrees to accept the Property less any portion taken by the condemnation and if Buyer closes, Buyer shall be entitled to receive any condemnation award or negotiated payment for all or a portion of the Property transferred or conveyed in lieu of condemnation.
   b. **Consent to Share Non-Public Information:** Buyer and Seller hereby consent to the closing attorney preparing and distributing an American Land Title Association ("ALTA") Estimated Settlement Statement-Combined or other combined settlement statement to Buyer, Seller, Brokers and Brokers' affiliated licensees working on the transaction reflected in this Agreement for their various uses.

c. **Duty to Cooperate:** All parties agree to do all things reasonably necessary to timely and in good faith fulfill the terms of this Agreement. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements required by law or reasonably requested by the closing attorney, mortgage lender and/or the title insurance company to meet their respective requirements.

d. **Electronic Signatures:** For all purposes herein, an electronic or facsimile signature shall be deemed the same as an original signature; provided, however, that all parties agree to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by, the buyer's mortgage lender or the other party.

e. **Entire Agreement, Modification and Assignment:** This Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto. This Agreement may not be amended or waived except upon the written agreement of Buyer and Seller. Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties. This Agreement may not be assigned by Buyer except with the written approval of Seller which may be withheld for any reason or no reason. Any assignee shall fulfill all the terms and conditions of this Agreement.

f. **Extension of Deadlines:** No time deadline under this Agreement shall be extended by virtue of it falling on a Saturday, Sunday or federal holiday except for the date of closing.

g. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. Since these forms are generic and written with the interests of multiple parties in mind, they may need to be modified to meet the specific needs of the parties using them. If any party has any questions about his or her rights and obligations under any GAR form, he or she should consult an attorney. Provisions in the GAR Forms are subject to differing interpretations by our courts other than what the parties may have intended. At times, our courts may strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.

h. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia. If any provision herein is to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract.

i. **No Authority to Bind:** No Broker or affiliated licensee of Broker, by virtue of this status, shall have any authority to bind any party hereto to any contract, provisions herein, amendments hereto, or termination hereof. However, if authorized in this Agreement, Broker shall have the right to accept notice on behalf of a party. Additionally, any Broker or real estate licensee involved in this transaction may perform the ministerial act of filling in the Binding Agreement Date. In the event of a dispute over the Binding Agreement Date, it may only be resolved by the written agreement of the Buyer and Seller.

j. **Notice of Binding Agreement Date:** The Binding Agreement Date shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Notice of the Binding Agreement Date may be delivered by either party (or the Broker working with or representing such party) to the other party. If notice of accurate Binding Agreement Date is delivered, the party receiving notice shall sign the same and immediately return it to the other party.

k. **Statute of Limitations:** All claims of any nature whatsoever against Broker(s) and/or their affiliated licensees, whether asserted in litigation or arbitration and sounding in breach of contract and/or tort, must be brought within two (2) years from the date any claim or cause of action arises. Such actions shall thereafter be time-barred.

l. **Survival of Agreement:** The following shall survive the closing of this Agreement: (1) the obligation of a party to pay a real estate commission; (2) any warranty of title; (3) all written representations of Seller in this Agreement regarding the Property or neighborhood in which the Property is located; (4) the section on condemnation; (5) the section on attorney's fees; (6) the obligations of the parties regarding ad valorem real property taxes; and (7) any obligations which the parties herein agree shall survive the closing or may be performed or fulfilled after the Closing.

m. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate. The letters "N.A." or "N/A", if used in this Agreement, shall mean "Not Applicable", except where the context would indicate otherwise.

n. **Time of Essence:** Time is of the essence of this Agreement.

5. **Definitions.**

a. **Banking Day**: A "Banking Day" shall mean a day on which a bank is open to the public for carrying out substantially all of its banking functions. For purposes herein, a "Banking Day" shall mean Monday through Friday excluding federal holidays.

b. **Binding Agreement Date**: The "Binding Agreement Date" shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Once that occurs, this Agreement shall be deemed a Binding Agreement.

c. **Broker**: In this Agreement, the term "Broker" shall mean a licensed Georgia real estate broker or brokerage firm and its affiliated licensees unless the context would indicate otherwise.

d. **Business Day**: A "Business Day" shall mean a day on which substantially all businesses are open for business. For all purposes herein, a "Business Day" shall mean Monday through Friday excluding federal holidays.

e. **Material Relationship:** A material relationship shall mean any actually known personal, familial, social, or business relationship between the broker or the broker's affiliated licensees and any other party to this transaction which could impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to their client.

6. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, closing attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the seller's proceeds from the closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or seller wiring instructions. The buyer and/or seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and sellers should be on special alert for: 1) emails directing the buyer and/or seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

7. **LIMIT ON BROKER'S LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT BROKER(S):**
   a. **SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF THE REAL ESTATE COMMISSION PAID HEREUNDER TO BROKER (EXCLUDING ANY COMMISSION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO REAL ESTATE COMMISSION IS PAID TO BROKER, THAN A SUM NOT TO EXCEED $100; AND**
   b. **NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.**

8. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement. If any such exhibit or addendum conflicts with any preceding paragraph (including any changes thereto made by the parties), said exhibit or addendum shall control:

- ☑ All Cash Sale Exhibit (F401) "A"
- ☐ Back-up Agreement Contingency Exhibit (F604) "_______"
- ☑ Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) "B"
- ☐ Community Association Disclosure Exhibit (F322) "_______"
- ☐ Condominium Resale Purchase and Sale Exhibit (F204) "_______"
- ☐ Conventional Loan Contingency Exhibit (F404) "_______"
- ☐ FHA Loan Contingency Exhibit (F407) "_______"
- ☐ Lead-Based Paint Exhibit (F316) "_______"
- ☐ Lease Purchase and Sale Exhibit (F207) (to be used with F916) "_______"
- ☐ Lease for Lease/Purchase Agreement (F916) (to be used with F207) "_______"
- ☐ Legal Description Exhibit (F807 or other) "_______"
- ☐ Loan Assumption Exhibit (F416) "_______"
- ☐ Sale or Lease of Buyer's Property Contingency Exhibit (F601) "_______"
- ☐ Seller's Property Disclosure Statement Exhibit (F301, F302, F304, F307 or F310) "_______"
- ☐ Survey of Property as Exhibit "_______"
- ☐ Temporary Occupancy Agreement for Seller after Closing Exhibit (F219) "_______"
- ☐ USDA-RD Loan Contingency Exhibit (F413) "_______"
- ☐ VA Loan Contingency Exhibit (F410) "_______"
- ☑ Other Proof of funds
- ☐ Other _______________

SPECIAL STIPULATIONS: The following Special Stipulations, if conflicting with any exhibit, addendum, or preceding paragraph (including any changes thereto made by the parties), shall control:

Seller will provide Disclosures within 24 hours of binding contract if not included in the offer.

Seller acknowledges that Buyer has the ability to reassign this contract prior to closing.

☐ **Additional Special Stipulations are attached.**

By signing this Agreement, Buyer and Seller acknowledge that they have each read and understood this Agreement and agree to its terms.

Buyer Acceptance and Contact Information

1 **Buyer's Signature** [redacted]

Arrived Holdings, Inc. and/or Assigns — 12/24/2021
Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 **Buyer's Signature**

Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

1 **Seller's Signature** [redacted]

[redacted] — 12/24/2021
Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

[redacted]
Seller's E-mail Address

2 **Seller's Signature**

Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

[redacted]
Buyer Brokerage Firm

[redacted] — 12/24/2021
Broker/Affiliated Licensee Signature — Date

[redacted] — [redacted]
Print or Type Name — GA Real Estate License #

[redacted]
Licensee's Phone Number — Fax Number

[redacted]
Licensee's E-mail Address

REALTOR® Membership

[redacted]
Broker's Address

[redacted] — [redacted]
Broker's Phone Number — Fax Number

[redacted] — [redacted]
MLS Office Code — Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

[redacted]
Seller Brokerage Firm

[redacted] — 12/24/2021
Broker/Affiliated Licensee Signature — Date

[redacted] — 180356
Print or Type Name — GA Real Estate License #

(404) 931-4796
Licensee's Phone Number — Fax Number

[redacted]
Licensee's Email Address

REALTOR® Membership

[redacted]
Broker's Address

[redacted]
Broker's Phone Number — Fax Number

[redacted] — [redacted]
MLS Office Code — Brokerage Firm License Number

Binding Agreement Date: The Binding Agreement Date in this transaction is the date of 12/24/2021 and has been filled in by [redacted].

ALL CASH SALE
(NO FINANCING CONTINGENCY)
EXHIBIT "__A__"

2021 Printing

This Exhibit is part of the Agreement with an Offer Date of ____________________ for the purchase and sale of that certain Property known as: 5042 RAPAHOE TRL, ATLANTA, Georgia 30349.

1. **All Cash Sale.** While Buyer has sufficient liquid assets to purchase the Property in this transaction for "all cash", Buyer:
   A. ☑ reserves the right to pay all or a portion of the purchase price by obtaining an institutional first mortgage secured by a deed to secure debt on the Property; AND/OR
   ☐ reserves the right to pay all or a portion of the purchase price by obtaining a non-institutional first mortgage or other loan (including a private "hard-money" loan).

   OR

   B. ☐ shall not have the right to obtain a mortgage financing to pay for all or a portion of the purchase price of the Property. The Buyer is not obtaining a loan; therefore, the Buyer has no right to unilaterally extend the closing date for eight (8) days for reasons of mortgage lender delay.

2. **Verification of Funds.** Within 3 days from the Binding Agreement Date Buyer shall be obligated to provide or cause to be provided to Seller information describing in specific detail all of the sources of Buyer's funds to purchase the Property ("Required Information"). The Required Information shall consist of at least one of the following:
   A. A letter or letters from a trust, stock brokerage firm and/or financial institution holding funds, stocks, bonds and/or other assets (hereinafter collectively referred to as "Assets") of or on behalf of Buyer and dated subsequent to the Binding Agreement Date stating that Buyer has funds of at least an amount specified in the letter and/or Assets on deposit with the institution of a value specified in the letter, that are sufficient to allow Buyer to complete the purchase of the Property;
   B. An account statement or statements from the trust, stock brokerage firm and/or financial institution(s) holding funds and/or Assets confirming a specific amount of funds and/or Assets on deposit with the institution. Such account statement must be for the regular time period that such statements are issued immediately preceding the Binding Agreement Date.

3. **Authorization and Security.** Buyer does hereby authorize Seller and Listing Broker to communicate with any person providing information regarding Buyer's source of funds to purchase the Property to verify such information and to answer any questions Seller or Listing Broker may have regarding the source of Buyer's funds to purchase the Property. In providing any account statement to Seller, Buyer shall be entitled to delete or otherwise shield account numbers, social security numbers, telephone numbers and other information the release of which could jeopardize the security of the account or put the Buyer at greater risk of identity theft.

4. **Seller's Right to Terminate.** In the event Buyer fails to provide Seller with the Required Information within the timeframe set forth above, Seller shall notify Buyer of the default and give Buyer three (3) days from the date of the delivery of the notice to cure the same. If Buyer does not timely cure the default, Seller may terminate this Agreement within seven (7) days thereafter due to Buyer's default upon notice to Buyer. In the event Seller does not terminate this Agreement within that timeframe, the right to terminate on this basis shall be waived.

5. **Appraisal Contingency.** In addition to the other rights of Buyer set forth herein, this Agreement ☐ shall or ☑ shall not be subject to the Property appraising for at least the purchase price. Buyer shall have the rights set forth in this exhibit in the event the Property does not appraise for at least the purchase price in accordance with the terms and conditions set forth below:
   A. Type of Appraisal: The appraisal shall be a "certified appraisal" of the Property (as that term is defined in O.C.G.A. § 43-39A-2) performed or signed off by a licensed or certified appraiser (as those terms are defined in the rules and regulations of the Georgia Real Estate Appraiser's Board) and include a statement that the appraiser performed an "independent appraisal assignment" (as that term is defined in O.C.G.A. § 43-39A-2(13)) with respect to the Property.
   B. Selection of Appraiser: The appraiser shall be selected by *[Select one. The sections not selected shall not be a part of this Agreement.]:* ☐ Buyer, ☐ Seller, OR ☐ Other (____________________); and all parties agree that this appraiser shall only perform a single certified appraisal of the Property.

C. Rights of Buyer If Property Does Not Appraise: If any appraisal performed pursuant to and in accordance with this exhibit is for less than the purchase price of the Property, the Buyer shall have the right to request within ________ days from the Binding Agreement Date that Seller reduce the sales price of the Property to a price not less than the appraisal price by submitting an Amendment to Sales Price ("ATSP") to Seller along with a complete copy of the appraisal which is for less than the purchase price. In the event that Buyer does not submit an ATSP within the time frame referenced above, Buyer shall be deemed to have waived Buyer's right to request a reduction in the sales price and this Agreement shall no longer be subject to an appraisal contingency. The time limit of the offer for the Seller to accept or reject the ATSP shall run through the earlier of: (1) three (3) days from the date that the ATSP is delivered to Seller; or (2) the time of closing (excluding any extensions of the closing resulting from the unilateral extension of the closing date).

If Seller does not accept the ATSP, Buyer shall have the right, but not the obligation, to terminate this Agreement without penalty upon notice to Seller, provided that such notice is given within three (3) days of the earlier of: (a) the date that Buyer receives notice that Seller has not accepted the ATSP; or (b) the last date Seller could have accepted the ATSP. In neither circumstance shall the Buyer's right to terminate extend beyond the time of closing.

D. Buyer Not Obligated to Seek Price Reduction: Nothing herein shall require Buyer to seek any reduction in the sales price of the Property. If Buyer does not seek a reduction in the sales price, Buyer shall be obligated to purchase the Property for the price agreed to by the parties in the Agreement.

Buyer's Initials: [redacted]______________________ Seller's Initials: ______________________

CLOSING ATTORNEY ACTING AS HOLDER OF EARNEST MONEY EXHIBIT "B"

[Closing Attorney must still consent to serve as Holder using F511]

GeorgiaREALTORS

2021 Printing

This Exhibit is part of the Agreement with an Offer Date of ____________ for the purchase and sale of that certain property known as: 5042 RAPAHOE TRL, ATLANTA, Georgia 30349 ("Agreement").

1. **Closing Attorney Shall Act as Holder.** The Closing Attorney named in this Agreement shall be the Holder of the earnest money and other trust funds referenced in this Agreement subject to the Closing Attorney timely: a) agreeing to serve; b) signing the appropriate documents; and c) timely delivering the same to Buyer and Seller as more particularly described below.
2. **Buyer Must Timely Deliver Certain Documents to Closing Attorney Acting as Holder of Earnest Money.** When the Closing Attorney has been named as Holder in the Agreement, Buyer must deliver to Closing Attorney within two (2) business days from the Binding Agreement Date: a) the fully-signed and executed Agreement in its entirety ("Entire Contract"); and b) a copy or copies of the Escrow Agreement (F511) for the Closing Attorney to sign agreeing to become the Holder. Buyer must similarly deliver to Holder all amendments to the Entire Contract within two (2) business days of the date that the Amendment becomes binding.
3. **Closing Attorney Must Agree to Become Holder Within Three (3) Business Days of Receiving Entire Contract.** The Closing Attorney named as Holder shall not become the Holder unless within three (3) business days from the date that the Closing Attorney receives the Entire Contract, the Closing Attorney has: a) countersigned the Agreement of Closing Attorney to serve as Holder (GAR Form F511, and sometimes referred to as "Escrow Agreement") without change or modification so except for filling in the blanks contained therein; and b) delivered the same to Buyer and Seller. When this occurs, Closing Attorney's rights and duties as Holder and the timeframe for completing the same shall commence.
4. **Rights and Duties of Closing Attorney Acting as Holder.** Notwithstanding any provision to the contrary contained in the Agreement, Closing Attorney acting as Holder shall have all of the pre-printed rights and duties of Holder set forth in the GAR Purchase and Sale Agreement (a copy of which is incorporated herein by reference), regardless of whether such rights and duties are set forth in this Agreement. In the event of a conflict between this Agreement and the pre-printed right and duties of Holder set forth in the GAR Purchase and Sale Agreement, the latter shall control unless otherwise agreed to in writing by Buyer, Seller, and Holder.
5. **Earnest Money Must Be Paid to Closing Attorney Acting as Holder by Wire Transfer.** Buyer shall be responsible for paying all earnest money and other Buyer trust funds to the Closing Attorney acting as Holder by wire transfer of immediately available funds or by such other method deemed acceptable and/or required by Closing Attorney, as the case may be.
6. **Failure of Closing Attorney to Become Holder.** If the Closing Attorney named as Holder has not become Holder because the Closing Attorney rejects being the Holder or fails to timely become Holder, then: a) the Alternate Holder named below, who must be a broker in this transaction, shall automatically become the Holder instead of the Closing Attorney; b) all parties consent to the earnest money being paid or transferred to the Alternate Holder; and c) all parties shall cooperate with one another to sign any documents required to accomplish the same. The signature of the Alternate Holder to the Agreement at the time it is first signed shall be deemed consent of the Alternate Holder to serve as Holder. The Alternate Holder's duties and the timeline for performing those duties shall commence when the Alternate Holder becomes the Holder.
7. **Alternate Holder.** The Buyer must immediately notify all parties if the Closing Attorney fails to become Holder. The Alternate Holder, who must be a broker in this transaction, shall be ____________________.
   In the event an Alternate Holder is not named, the Alternate Holder shall be the Buyer's Broker.
8. **Closing Attorney Holding Earnest Money in All-Cash Transaction.** In an all-cash transaction where the Closing Attorney is representing the Buyer or Seller, the Closing Attorney can hold the earnest money (and other trust funds), but in the event of a dispute between the parties regarding the disbursement of the funds, the Closing Attorney shall not disburse the funds based upon a reasonable interpretation of the Agreement. Instead and notwithstanding any provision to the contrary contained in this agreement, in the event of a dispute regarding the earnest money in an all-cash transaction where the Closing Attorney is representing the Buyer or Seller, the only remedy available to the Closing Attorney to resolve the dispute regarding the disbursement of earnest money shall be to interplead the funds into a court of competent jurisdiction.
9. **Notices To and From Holder.** The notice procedures in the Agreement shall control with regard to all notices to and from Holder. Holder's contact information is set forth in signature pages to this Agreement.
10. **Closing Attorney's Contact Information.** The Closing Attorney named below shall be the Holder in this transaction.

Closing Attorney: [redacted] ____________________

Address: ____________________

Phone Number: ____________________

Fax Number: ____________________

Email: ____________________

Buyer's Initials: [redacted] ____________________ Seller's Initials: ____________________

Enter your inquiry criteria in the form fields below, then choose 'View Results'.

Criteria

Account Number * [redacted] ARRIVED HOLDINGS INC Lookup

Inquiry Type * All Activity

From Posting Date * 08/02/2021 To Posting Date 08/31/2021

View Results Download Results

Account Details

Account Number: [redacted] ARRIVED HOLDINGS INC

Balances and Activity as of 02:34:20 PM PDT on 08/31/2021

Current Balance:	$4,594,110.69	Available Balance:	$4,594,110.69
Total Float:	$0.00	One Day Float:	$0.00
Two Day Float:	$0.00	Three Day Float:	$0.00
Average Balance:	$4,850,851.00	Average Available Balance:	$4,850,851.00
Average Available 12 Month:	$1,296,460.00	Amount of Last Deposit:	$947.79
Date of Last Deposit:	08/19/2021	Date Last Active:	08/31/2021
Statement Date:	08/01/2021	Interest Deposit:	$0.00
Last Year Interest Paid:	$0.00	YTD Interest Paid:	$0.00
Accrued Interest:	$0.00	Beginning Statement Bal:	$5,166,752.39

Seller's Property Condition Disclosure Statement

(Improved Property)

Name of Seller(s): [redacted]

Property Address: 5042 Rapahoe Trail Atlanta, **Georgia,** 30349 **(the "Property")**

Purpose of Statement and Disclaimer:
This is a statement by the Seller pertaining to certain conditions and information concerning the Property known to the Seller. Unless otherwise indicated, the Seller does not possess any expertise in construction, architecture, engineering or any other specific area related to the construction or condition of the improvements on the Property or the land. Also, unless otherwise indicated, the Seller has not conducted any inspection of generally inaccessible areas such as underneath floor or wall coverings, under the foundation or on the roof. This Seller's Property Condition Disclosure Statement is not a warranty of any kind by the Seller, or by any agent representing the Seller. It is not a substitute for any inspections or tests to be conducted by the Buyer, and it is the Buyer's responsibility to obtain independent professional inspections, surveys, environmental tests, public records and any other information available pertaining to the Property. In no event shall the parties hold the Seller's Broker liable for any representations not directly made by the Broker or Broker's Agent.

Instructions to the Seller:
a. Answer all questions based upon your actual knowledge.
b. Attach additional pages with your signature if additional space is required.
c. Complete this form to the best of your ability.
d. If some items do not apply to the Property, check "N/A" (Non-applicable). If you do not know the answer, check "Unknown."

Seller's Statement:
The Seller makes the following representations to the Buyer based upon the Seller's actual knowledge at the time of signing this document. Unless otherwise indicated, the term "Property" includes the land and any enclosed structure on the land, including any sheds, outbuildings, garages or other detached structures, but not including any purely recreational or landscaping structures, such as swing sets, gazebos or arbors. The Seller acknowledges that a knowingly false or incomplete statement by the Seller on this form may subject the Seller to claims by the Buyer prior to or after the transfer of title. The Seller authorizes any agent acting on Seller's behalf, if any, to provide a copy of this statement to a prospective buyer of the residential real Property. The following are representations made by the Seller and are not the representations of the Seller's agent.

GENERAL INFORMATION/OWNERSHIP

1. When did you acquire the Property? 2019 (Year)
2. Since when have you occupied the Property? 10/2019 (Month/Year)
3. When was the dwelling built? 2019 (Year)

Have there been any major changes or renovations to the house or attached structures exceeding $1,000 since it was originally built ? ☐Yes ☐No
If yes, please explain. fence
If yes, were all legally required permits, licenses and inspections related to the work obtained? ☒Yes ☐No

4. Was any part of the Property built before 1978? ☐Yes ☒No
If yes, which part?________
If yes, Seller must complete Lead Based Paint Disclosure and an investigation for the presence of lead-based paint is encouraged.

5. Is the house vacant? ☐Yes ☒No If yes, since when? ______ Month/Year

Init[redacted]

6. Does anybody other than you have a lease, easement or any other right to use or occupy any part of the Property other than those stated in public record documents, such as rights to use a road or path or cut trees? ☐Yes ☒No ☐Unknown

If "Yes," explain: _____

7. Other than outstanding mortgages, are there any third party claims against the title to the Property such as contractor's liens, easements (other than general utility easements) or legal judgments? ☐Yes ☒No ☐Unknown

If "Yes," explain: _____

8. Are there any features of the Property shared in common with adjoining landowners or a homeowner's association, such as walls, fences or driveways? ☒Yes ☐No ☐Unknown

If "Yes," explain: fence

9. Is the Property encumbered by any covenants or restrictions, or governed by a homeowner's association? ☒Yes ☐No ☐Unknown

If "Yes," are there any special assessments, homeowner or other association fees that apply to the Property? ☒Yes ☐No ☐Unknown ☐N/A

If "Yes," explain **and attach Community Association Exhibit:** $386/yr $90 / Quarter

10. Is any or all of the Property located in a designated floodplain or wetland? ☐Yes ☒No ☐Unknown
If "Yes," explain: _____

11. Is the Property located in an agricultural district? ☐Yes ☒No ☐Unknown

If "Yes," explain: _____

12. Has this Property ever been used as a landfill, had fuel storage tanks above or below the ground, or had motor fuel, motor oil, home heating fuel, lubricating oil or any other petroleum product, methane gas, or any hazardous or toxic substance spilled, leaked or otherwise released on the Property, or from the Property onto any other property? ☐Yes ☒No ☐Unknown

If "Yes," explain: _____

13. Is there now, or has there been, any evidence of erosion, settlement or other soil movement on the Property? ☐Yes ☒No ☐Unknown

If "Yes," explain: _____

14. At any time of the year, are there any springs, streams, ponds, dams or other water retention facilities on the Property? ☐Yes ☒No ☐Unknown

If "Yes," explain: _____

15. In which public school districts is the Property located? Elementary School Seaborn Lee
Middle School Camp Creek Middle High School Westlake H.S

STRUCTURAL

16. Is there now, or has there been, any wood rot or water damage to the main dwelling or any other enclosed structure located on the Property? ☐Yes ☒No ☐Unknown

If "Yes," explain: _____

In[redacted]

17. Is there now, or has there been, any fire or smoke damage to the main dwelling or any other enclosed structure located on the Property? ☐Yes ☒No ☐Unknown

If "Yes," explain: ____

18. Is there now, or has there been, any storm or weather related damage to the main dwelling or any other enclosed structure located on the Property? ☐Yes ☒No ☐Unknown

If "Yes," explain: ____

19. Is there now, or has there been, any termite, insect, rodent or pest infestation or damage to the main dwelling or any other enclosed structure on the Property? ☐Yes ☒No ☐Unknown

If "Yes," explain: ____

20. Is the main dwelling or any other enclosed structure on the Property covered under a current termite bond? ☐Yes ☒No ☐Unknown

If "Yes," explain: ____

21. Is the main dwelling or any other enclosed structure on the Property currently being serviced by a pest control company? ☒Yes ☐No ☐Unknown

If "Yes," explain: PestBaN

22. Is there any portion of the exterior siding of the main dwelling or any other enclosed structure that consists of synthetic stucco? ☐Yes ☒No ☐Unknown

If "Yes," explain: ____

23. Are you aware of any asbestos or past asbestos remediation affecting the main dwelling or any other enclosed structure located on the Property? ☐Yes ☒No ☐Unknown

If "Yes," explain: ____

24. Has the Property been tested for radon? ☐Yes ☒No ☐Unknown

If "Yes," explain: ____

25. Has the main dwelling or any other enclosed structure been tested for lead-based paint? ☐Yes ☒No ☐Unknown

If "Yes," explain: ____

26. What is the type of roof/roof covering on the main dwelling (shingle, slate, asphalt, tile, other)? Shingle

27. Are there any known leaks or other material defects in the roof of the main dwelling or any other enclosed structure? ☐Yes ☒No ☐Unknown

If "Yes," explain: ____

28. When was the roof installed? 2019
Year

29. Is there a transferable warranty on the roof in effect now? ☒Yes ☐No ☒Unknown

If "Yes," explain: ____

If "Yes," when does the warranty expire? Unknown

Ini[redacted]

30. Are there any known material defects in the gutters or downspouts of the main dwelling or any other enclosed structure? ☐Yes ☒No ☐Unknown ☐N/A

If "Yes," explain: ______

31. Are there any known material defects in any of the following structural systems of the main dwelling or any other enclosed structure, including, but not limited to, footings, beams, girders, lintels, columns, partitions, retaining walls? ☐Yes ☒No ☐Unknown

If "Yes," explain: ______

MECHANICAL SYSTEMS AND OTHER

32. What is the source of water serving the Property? ☐Well ☐Private ☐Municipal ☐Other

If "Other," explain: Atlanta Watershed - City

If a well, is the well shared with any other property? ☐Yes ☐No ☐Unknown ☐N/A

33. Are there any known issues with water quality and/or flow rate? ☐Yes ☒No ☐Unknown

If "Yes," explain: ______

34. What is the type of sewage system? ☐Public Sewer ☐Private Sewer ☐Septic Tank ☒Other

If "Other," explain: City

35. If septic tank or other, when was it installed? ______ (Year) ☐Unknown Date last serviced? ______ (Month/Year) ☐Unknown

36. What is the type of plumbing system? ☐Copper ☐PVC ☐Polybutylene ☐Galvanized Iron ☐Other ☒Unknown

If "Other," explain: ______

37. Are there any known material defects with the plumbing or sewage systems? ☐Yes ☒No ☐Unknown ☐N/A

If "Yes," explain: ______

38. What type of water heater services the main dwelling? ☐Gas ☐Electric ☐Solar ☐Other

If "Other," explain: ______

39. What size is the water heater? (In Gallons) ______ Is it tankless? ☐Yes ☐No ☐Unknown ☐N/A

40. When was the water heater installed? 2019 (Year)

41. Is there a transferable warranty on the water heater in effect now? ☐Yes ☐No ☐Unknown ☐N/A

If "Yes," explain: ______

If "Yes," when does it expire? ______

42. What type of heating system services the main dwelling? ☒Gas ☐Electric ☐Solar ☐Propane ☐Other

If "Other," explain: ______

43. Does the heating/air conditioning system have a high-efficiency filter? ☒Yes ☐No ☐Unknown

44. When was the heating/air conditioning system installed? 2019 (Year)

Ini[redacted] ______ ______

45. Is there a transferable warranty on the heating/air conditioning system in effect now? ☐Yes ☐No [X]Unknown

If "Yes," explain: ______

If "Yes," when does the warranty expire? ______

46. Are there any known material defects with the electrical system? ☐Yes [X]No ☐Unknown ☐N/A

If "Yes," explain: ______

47. Does the electrical system use fuses or circuit breakers? ☐Fuses [X]Circuit Breakers ☐Unknown ☐N/A

48. Have there been, or are there presently, any flooding, drainage or grading problems that have resulted in standing water on any portion of the Property? ☐Yes [X]No ☐Unknown

If "Yes," explain: ______

49. Has the basement ever had seepage that resulted in standing water? ☐Yes ☐No ☐Unknown [X]N/A

If "Yes," explain: ______

50. Have there been any major renovations of $500 or more done to the Property? [X]Yes ☐No ☐Unknown

If "Yes," explain: fence - $1400

51. Does the Property have any special energy efficient features? ☐Yes ☐No [X]Unknown

If "Yes," explain: ______

52. Are there any fixtures or items permanently attached to the Property that are not included in the sale? ☐Yes [X]No

If "Yes," explain: ______

53. Have there been any prior professional inspections performed on the Property? [X]Yes ☐No ☐Unknown ☐N/A

If "Yes," explain: 2019 → closing @ time of purchase during building

Have there been or are there any known material defects in any of the following?

54. Security Alarm system ☐Yes [X]No ☐Unknown ☐N/A
55. Carbon monoxide detector? ☐Yes [X]No ☐Unknown ☐N/A
56. Smoke detector? ☐Yes [X]No ☐Unknown ☐N/A
57. Fire sprinkler system? ☐Yes ☐No ☐Unknown [X]N/A
58. Foundation/slab? ☐Yes [X]No ☐Unknown ☐N/A
59. Interior walls/ceilings? ☐Yes [X]No ☐Unknown ☐N/A
60. Exterior walls or siding? ☐Yes [X]No ☐Unknown ☐N/A
61. Floors? ☐Yes [X]No ☐Unknown ☐N/A
62. Chimney/fireplace or stove? ☐Yes [X]No ☐Unknown ☐N/A
63. Patio/deck? ☐Yes [X]No ☐Unknown ☐N/A
64. Gas Grill? ☐Yes [X]No ☐Unknown ☐N/A
65. Lawn Sprinkling System? ☐Yes ☐No ☐Unknown [X]N/A
66. Oven/Range? ☐Yes [X]No ☐Unknown ☐N/A
67. Refrigerator? ☐Yes [X]No ☐Unknown ☐N/A
68. Dishwasher? ☐Yes [X]No ☐Unknown ☐N/A
69. Microwave Oven? ☐Yes [X]No ☐Unknown ☐N/A
70. Garbage Disposal? ☐Yes [X]No ☐Unknown ☐N/A

Initia[redacted] ______ ______

71. Trash Compactor? ☐Yes ☐No ☐Unknown ☒N/A
72. Attic Fan? ☐Yes ☐No ☐Unknown ☒N/A
73. Ceiling Fans? ☐Yes ☒No ☐Unknown ☐N/A
74. Intercom? ☐Yes ☐No ☐Unknown ☒N/A
75. Washer? ☐Yes ☒No ☐Unknown ☐N/A
76. Dryer? ☐Yes ☒No ☐Unknown ☐N/A
77. Sauna/Hot Tub? ☐Yes ☐No ☐Unknown ☒N/A
78. Pool/Pool Liner? ☐Yes ☐No ☐Unknown ☒N/A
79. Garage Doors? ☐Yes ☒No ☐Unknown ☐N/A
80. Garage Door Openers? ☐Yes ☒No ☐Unknown ☐N/A
81. Driveway? ☐Yes ☒No ☐Unknown ☐N/A
82. Walkways? ☐Yes ☒No ☐Unknown ☐N/A
83. Patio/Deck? ☐Yes ☒No ☐Unknown ☐N/A
84. Fence? ☐Yes ☒No ☐Unknown ☐N/A
85. Mailbox? ☐Yes ☒No ☐Unknown ☐N/A
86. TV Antenna? ☐Yes ☒No ☐Unknown ☐N/A
87. Sump Pump? ☐Yes ☐No ☐Unknown ☒N/A

If "Yes" to any of the above, explain:

☐ **Check here if additional pages are attached to this Seller's Property Condition Disclosure.**

Initials [redacted] ________ ________

NOTE TO SELLER: Seller ☐agrees ☐ does not agree to provide to Buyer a copy of any written report of prior professional inspections of the Property received by Seller. Seller acknowledges that any future inspections of the Property may necessitate a revision to the Seller's Property Condition Disclosure Statement.

Seller's Certification:
Seller certifies that the information in this Seller's Property Condition Disclosure Statement is true and complete to the best of Seller's actual knowledge as of the date signed by the Seller. If Seller acquires knowledge which renders the Seller's Property Condition Disclosure Statement provided previously materially inaccurate, the Seller shall deliver a revised Seller's Property Condition Disclosure Statement to the Buyer as soon as is practicable. In no event, however, shall Seller be required to provide a revised Seller's Property Condition Disclosure Statement af[redacted]ccupancy by the Buyer, whichever event comes first.

Se[redacted] Date: 12|16|21

Seller Printed Name

➢ ______________________ Date: ______________________

Seller Printed Name

Buyer's Acknowledgment:
Buyer acknowledges receipt of a copy of this statement, and Buyer understands that the information contained in this Seller's Property Condition Disclosure is a statement of certain conditions and information concerning the Property known to the Seller. It is not a warranty of any kind by the Seller or Seller's agent.

Buyer:

➢ [redacted] Date: 12-20-2021

Buyer Printed Name

➢ ______________________ Date: ______________________

Buyer Printed Name

Form RE130, *Seller's Property Condition Disclosure Statement*

R10312012

[redacted]

Additional Page(s) for Seller's Property Condition Disclosure Statement

☐ **Check here if additional pages are attached to this Seller's Property Condition Disclosure.**

[redacted]

Community Association Exhibit

This Exhibit is attached to and made a part of the contract for purchase and sale of real property (the "Contract") with an Offer Date of TBD, 20____ and relating to Property located at 5042 Rapahoe Trail Atlanta, Georgia 30349 (the "Property"), and shall control over any conflicting language in the above referenced Contract and any other Exhibits or Addenda attached thereto.

1. THE ASSOCIATION
The Property is part of a development which provides for a community, homeowners, property owners or condominium association (the "Property Association"). Additionally, the Buyer may be or the Property Association may already be a part or member of a master association (the "Master Association"). To the best of Seller's knowledge, membership in the Property Association is [check one] ☐ mandatory **or** ☐ voluntary. Membership in a Master Association is [check one] ☐ mandatory ☐ voluntary **or** ☐ not applicable.

2. PROPERTY ASSOCIATION CONTACT INFORMATION
Name of Property Association or Management Company: Parkway Villages HOA
Individual Contact Name: ______
Phone #: ______ Fax #: ______ Email: ______
Website: ______

3. MASTER ASSOCIATION CONTACT INFORMATION
Name of Master Association or Management Company: Community Management Assoc.
Individua[redacted]
Phone #[redacted]il: ______
Website[redacted]

4. BUYER'S RESPONSIBILITIES
Buyer acknowledges that Buyer has the responsibility to obtain and review all applicable declarations of covenants and restrictions, declarations of condominium, bylaws, articles of incorporation, rules and regulations which create the Property Association and/or Master Association, govern its members and burden the Property (collectively, the "Association Documents"). Buyer acknowledges that, even if the community in which the Property is located is a gated community, this does not mean that the Property is a secure community, or that the Association guarantees the Buyer's safety, and Buyer shall be responsible for taking reasonable steps to provide for the safety of Buyer's person and property. In the event a master policy of insurance is provided by either Association, Buyer shall be responsible for verifying the adequacy of coverage and insuring Buyer's belongings. Buyer further acknowledges that neither Seller nor Broker makes any representations or warranties as to any Association rules or covenants regarding Buyer's ability to lease the Property. Seller does not warrant the accuracy of the information contained in this Exhibit, other than the amount of any fees described herein as of the date hereof, and Buyer should contact the Property Association directly for any questions regarding the Property Association or Property Association amenities and services.

5. SELLER'S RESPONSIBILITIES
Seller agrees to fill out this Exhibit accurately and completely to the best of Seller's knowledge. If Seller learns of of new information which materially changes the answers provided herein, Seller shall no later than three (3) days after Seller learns of the new information update this Exhibit accordingly and provide Buyer a revised copy of the same. In the event there is an increase to the Initial Fees hereinafter disclosed, Seller shall provide notice of said increase to Buyer within three (3) days of Seller learning or receiving news of the same. Any Initial Fees not disclosed and all subsequent changes to the Initial Fees not properly and timely disclosed as provided herein shall be paid by Seller.

6. MANDATORY ASSOCIATION FEES
In the event membership in the Property Association is MANDATORY, Buyer acknowledges that Buyer shall, by purchasing the Property, be obligated to pay the following fees:

6.1. Recurring Property Association Dues. Buyer acknowledges that a required association fee in the approximate amount of US$ 90 shall be due and payable to the Property Association on a [check one] ☐ yearly ☒ quarterly ☐monthly **or** ☐ weekly basis. Seller shall pay for any and all delinquent dues prior to or at Closing, and dues paid in advance by Seller shall be prorated by Buyer and Seller as of the day of Closing.

Initi[redacted] ______ ______

6.2. Initial Fees. Buyer acknowledges that, in addition to the recurring dues, a one-time initiation fee, capital contribution, transfer or other fee shall be due from Buyer at Closing in the approximate aggregate amount of US$ 500.

6.3. Master Association Fees. Buyer acknowledges that, in addition to any Property Association dues, a required association fee in the approximate amount of US$ 500 shall be due and payable to the Master Association on a [check one] ☒ yearly ☐ quarterly ☐ monthly or ☐ ________________ basis. Seller shall pay for any and all delinquent dues prior to or at Closing, and dues paid in advance by Seller shall be prorated by Buyer and Seller as of the day of Closing.

6.4. Special Assessments. Seller discloses and Buyer acknowledges that [check all that apply]:

6.4.1. ☐ No special assessments are currently due or being considered;

6.4.2. ☐ The following special assessment is currently due: US $__________ and shall be paid for by [check one] ☐ Buyer **or** ☐ Seller;

6.4.3. ☐ The following special assessment shall be due after closing: US $__________ and shall be paid for by [check one] ☐ Buyer **or** ☐ Seller.

6.4.4. ☐ A special assessment is currently being considered by the Association in the approximate amount of US$___________.

6.4.5. Any special assessment currently due but not properly disclosed herein shall be the responsibility of Seller to pay at Closing.

7. VOLUNTARY ASSOCIATION FEES

In the event membership in the Property Association is VOLUNTARY, Buyer acknowledges that Buyer may become a part of the Property Association by, in addition to fulfilling any other requirements set forth by the Property Association, paying the following fees:

7.1. Recurring Dues. Buyer acknowledges that a required association fee in the approximate amount of US$ 90 shall be due and payable to the Property Association on a [check one] ☐ yearly ☒ quarterly ☐ monthly **or** ☐ weekly basis.

7.2. Initial Fees. Buyer acknowledges that, in addition to the recurring dues, a one-time initiation fee, capital contribution, transfer or other fee shall be due from Buyer in the approximate amount of US$___________.

7.3. Master Association Fees. Buyer acknowledges that an association fee in the approximate amount of US$__________ shall be due and payable to the Master Association on a [check one] ☐ yearly ☐ quarterly ☐ monthly or ☐ ______________ basis.

8. ADMINISTRATIVE AND OTHER FEES

In addition to the dues and fees described above, the following fees may be charged by the Property or Master Association or its management company prior to or at Closing [check all that apply]:

8.1. ☐ A fee in the approximate amount of US$_________ for providing a copy of the Association Documents, which fee, if applicable, shall be paid by [check one] ☐ Buyer **or** ☐ Seller.

8.2. ☐ A fee in the approximate amount of US$_________ for providing a letter confirming any charges or assessments due on the Property, which fee, if applicable, shall be paid by [check one] ☐ Buyer **or** ☐ Seller.

8.3. ☐ A fee in the approximate amount of US$_________ for providing replacement keys, key fobs, access or security cards, which fee, if applicable, shall be paid by [check one] ☐ Buyer **or** ☐ Seller.

8.4. ☐ Other:____

9. SERVICES AND AMENITIES.

The following services are included in the association fees:

☐ Swim	☐ Playground	☐ Cable	☐ Grounds maintenance
☐ Tennis	☐ Clubhouse	☐ Waste removal	☐ Exterior maintenance
☐ Exercise Facility	☐ Water	☐ Concierge	☐ Common area maintenance
☐ Golf	☐ Gas	☐ Equestrian facilities	☐ Common area hazard insurance
☐ Boat storage	☐ Electricity	☐ Security	☐ Common area liability insurance
☐ Recreational water access	☐ Pest Control & Termite	☐ Gate attendant	☐ Dwelling Hazard Insurance
☐ WiFi internet access	☐ High speed internet access	☐ Other: __________	☐ Other: ______________

Init[redacted] ______ ______

10. PERSONAL PROPERTY ISSUED BY ASSOCIATION
Any personal property issued to Seller by the Property Association or Master Association, if any, including, but not limited to keys, key fobs, bracelets, remote controls or access cards [check one]:

☐ shall be delivered to Buyer at Closing;
☐ shall be delivered to Buyer on ____________________[date];
☐ shall be delivered to Buyer pursuant to the terms of an Occupancy Agreement attached to this Contract; or
☐ shall not be delivered to Buyer by Seller, and the Buyer should contact the Property Association or Master Association for further instructions.

11. BUYER'S CONSENT TO RELEASE CONTACT INFORMATION. Buyer hereby authorizes Closing Attorney to provide Buyer's name and contact information (including, but not limited to, telephone numbers, mailing address and email addresses) to the Property Association, Master Association and/or its agents and/or property managers, The Closing Attorney may rely on this authorization and may complete and return such forms as are requested by the Property Association, Master Association and/or its agents and/or property managers in order to obtain estoppel or closing letters, and to facilitate the Closing.

Initials [redacted] _______ _______

PARKWAY VILLAGES
Homeowners Association, Inc.

Homeowners Association
Membership Mandatory

<u>2018 HOA Dues:</u>

Initiation Fee - $300
Annual Assessment - $360

Homeowners Association is Managed By:

Community Management Associates
[redacted]

Property Manager is [redacted]

[redacted]

Revised: January 29, 2018

Parkway Villages Homeowners Association, Inc.

Welcome to Parkway Villages!

On behalf of your Homeowner's Association we would like to welcome you to our community! In addition, we would like to take this opportunity to provide you with information, which is important to have as a property owner here at Parkway Villages.

Governing Documents

Please find enclosed a copy of the Parkway Villages Declaration of Covenants, Conditions and Restrictions for your records, please feel free to contact us with any questions.

The Declaration of Covenants, Conditions, and Restrictions (CC&Rs) were created to protect, preserve, maintain and enhance property values in the community. **For example, with a covenant that requires each homeowner to mow your lawn, keep it weed-free, window treatment that can be seen from the outside of any structure must be white or off-white, trash cans stored from the site of the street and your neighbors other than your scheduled pick-up, etc.**

Architectural Control Committee

Making major changes to the exterior of your home including painting, adding a fence, and making major changes to your landscaping requires the approval by the Architectural Control Committee, a member of the Board of Directors. Forms for these changes are available upon your request or you can find a copy on our HOA website. Any structure, improvement or landscaping improvement placed or made in violation of Article 6, Section 6.7 shall be deemed nonconforming. This will result in both fines as well as the expense to remove the structure or changes placed on the homeowner's property at the expense of the homeowner.

Enclosed is an ACC form for any future request.

Board Meetings

Board meetings are held annually or semiannually. Parkway Villages HOA board members live in the community and they volunteer their time on a daily basis to operate and maintain the community. The main goal is to work together as neighbors and not against each other, and continue to maintain a beautiful thriving community. Please contact us at the email or phone number below to provide us with your email and/or contact info. We will add you to the distribution list for dates, times and location of the meetings as well as other things regarding the community!

Board Members

Ed Sanders, President
Luv Greene, Vice President
Sabrena Sanders, Secretary/Treasurer

Parkway Villages Homeowners Association, Inc.

Homeowners Association Fees

All property owners at Parkway Villages are required to pay homeowner's dues. These dues are used to maintain the common areas of the community, irrigation, electricity at both entrances, Association insurance, legal expenses, for special assessments, obtaining a management company and appropriate reserves, etc.

Parkway Villages Management Company

HOA dues and finances are managed by Parkway Villages' management company, Community Management Associates. Should you have any questions regarding your HOA dues and your account please contact Nia Terry-Childs directly at (404) 835-9163 or NTerry@cmacommunities.com.

Good Neighbors

Having good neighbors also means **being** a good neighbor. Here are just a few thoughts concerning community values. Your cooperation would be appreciated by your association and your neighbors and will help maintain an aesthetically pleasing community, which in turn keeps real estate values high.

- Please read your Covenants, Conditions and Restrictions
- Please do not speed in the community. Watch out for walkers, joggers, children and pets
- Please **STOP** at stop signs
- Please keep any trees in your yard trimmed to prevent intrusion into your neighbor's yard or overhang onto their house
- **Please maintain your lawns and landscaping during Spring and Summer season**
- Please pick up after up pet.
- **Please do not store or tie up your pets on the outside of your home**
- Union City Non-Emergency – (770) 964-1333
- Union City Code Enforcement – (770) 515-7890
- **Trash Cans** – please remove all trash cans the same day of your trash pick-up. If you are out of town and need assistance in securing your trash can, please contact us and we will be glad to help our fellow neighbor! Text us at (404) 721-1037
- **Please do not park on the "NO PARKING "side of the street, this will result to towing or a ticket from UC Police Department. Please inform your guests as well.**
- **Please do not "BLOCK" the SIDEWALKS! Please inform your guests as well. This is highly enforced with our HOA as well as with the UC Police and Code Enforcement. Violations will be fined per each occurrence and/or towed at the owner's expense**

Thank you, Your Board of Directors

Sincerely,
Parkway Villages HOA, Inc.
[redacted]

[redacted]

Deed Book 44473 Pg 107
Filed and Recorded Feb-15-2007 02:23pm
[redacted]
Clerk of Superior Court
Fulton County, Georgia

UPON RECORDING RETURN TO:
Benchmark/Parkway Villages, LLC
[redacted]

DECLARATION OF PROTECTIVE COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR PARKWAY VILLAGES

THIS INSTRUMENT ESTABLISHES A MANDATORY MEMBERSHIP HOMEOWNERS ASSOCIATION BUT DOES NOT SUBMIT THIS DEVELOPMENT TO THE PROVISIONS OF THE GEORGIA PROPERTY OWNERS' ASSOCIATION ACT, O.C.G.A. § 44-3-220, *ET SEQ.*

EXCEPTION 2

DECLARATION OF PROTECTIVE COVENANTS, CONDITIONS,

RESTRICTIONS AND EASEMENTS

FOR

PARKWAY VILLAGES

- TABLE OF CONTENTS -

Page Number

DECLARATION OF PROTECTIVE COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR PARKWAY VILLAGES

THIS DECLARATION is made on the date hereinafter set forth by

BENCHMARK/PARKWAY VILLAGE, LLC, a Georgia limited liability company

(hereinafter sometimes called "Declarant").

WITNESSETH

WHEREAS, Declarant is the owner of the real property described in Exhibit "A" hereof; and

WHEREAS, Declarant desires to subject the real property described in Exhibit "A" hereof to the provisions of this Declaration to create a residential community of single-family housing and to provide for the subjecting of other real property to the provisions of this Declaration;

NOW, THEREFORE, Declarant hereby declares that the real property described in Exhibit "A" attached hereto and by this reference incorporated herein is hereby subjected to the provisions of this Declaration and shall be held, sold, transferred, conveyed, used, occupied, mortgaged and otherwise encumbered subject to the covenants, conditions, restrictions, easements, assessments and liens, hereinafter set forth, which are for protecting the value and desirability of and which shall run with the title to the real property hereby and hereafter made subject hereto and shall be binding on all persons having any right, title or interest in all or any portion of the real property now and hereafter made subject hereto, their respective heirs, legal representatives, successors, successors-in-title and assigns and shall inure to the benefit of each owner of all or any portion thereof.

Article 1
Definitions

The following words, when used in this Declaration or in any Supplementary Declaration, shall have the following meanings:

1.1 "Articles of Incorporation" means the Articles of Incorporation of Parkway Villages Homeowners Association, Inc., filed with the Georgia Secretary of State and incorporated herein by this reference as may be amended from time to time.

1.2 "Association" means Parkway Villages Homeowners Association, Inc., a Georgia nonprofit corporation, its successors and assigns.

1.3 "Board of Directors" or "Board" means the appointed or elected body of the Association, vested with the authority to manage the affairs of the Association under the Georgia Nonprofit Corporation Code, O.C.G.A. § 14-3-101, *et seq.*

1.4 "Bylaws" means the Bylaws of Parkway Villages Homeowners Association, Inc., attached to this Declaration as Exhibit "C" and incorporated herein by this reference as may be amended from time to time.

1.5 "Common Property" means any and all real and personal property, including, without limitation, easements and other interests therein, and the facilities and improvements located thereon, now or hereafter owned by the Association for the common use and enjoyment of the Owners.

1.6 "Community" refers to that certain real property described in Exhibit "A", attached hereto, and such additions thereto as may be made by Supplementary Declaration as provided herein.

1.7 "Community-Wide Standard" means the standard of conduct, maintenance or other activity generally prevailing in the Community. Such standard may be more specifically determined by the Board of Directors of the Association or the Architectural Control Committee (as such term is defined herein), as applicable. Such determination, however, must be consistent with the Community-Wide Standard originally established by the Declarant.

1.8 "Declarant" means Benchmark/Parkway Villages, LLC, a Georgia limited liability company and its successor, successor-in-title or assigns taking title to any portion of the property described in Exhibit "A" or Exhibit "B" hereof for the purpose of development and/or sale and designated as Declarant in a recorded instrument by the then holder of rights of Declarant hereunder. Any or all of the rights of Declarant set forth in this Declaration or the Articles of Incorporation or the Bylaws may be transferred or assigned in whole or in part to other Persons, provided that, the transfer shall not reduce an obligation nor enlarge a right beyond that which Declarant has under this Declaration, the Articles of Incorporation or the Bylaws. No such transfer or assignment shall be effective unless it is in a written instrument signed by Declarant and recorded in the public real estate records of the county where the property is located.

1.9 "Lot" means any plot of land within the Community, whether or not improvements are constructed thereon, which constitutes or will constitute a single-family dwelling site as shown on a plat recorded in the land records of the county where the Community is located. The ownership of each Lot shall include, and there shall pass with the title to each Lot as an appurtenance thereto, whether or not separately described, all of the rights and interest of an Owner in the Common Property, as herein provided, together with membership in the Association.

1.10 "Mortgage" means any and all instruments used for the purpose of encumbering real property in the Community as security for the payment or satisfaction of an obligation, including, without limitation, any mortgage, deed to secure debt or deed of trust.

1.11 "Mortgagee" means the holder of a Mortgage.

1.12 "Occupant" means any Person occupying all or any portion of a Lot or other property located within the Community for any period of time, regardless of whether such Person is a tenant of the Owner of such property.

1.13 "Owner" means the record owner, whether one or more Persons, of the fee simple title to any Lot located within the Community, excluding, however, any Person holding such interest merely as security for the performance or satisfaction of any obligation.

1.14 "Person" includes any individual, individual acting in a fiduciary capacity, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company or other organization, recognized as a separate legal entity under Georgia law.

1.15 "Supplementary Declaration" means an amendment or supplement to this Declaration which subjects additional property to this Declaration and/or imposes additional covenants, conditions, restrictions or easements on the land described therein.

1.16 "Total Association Vote" means the votes attributable to the entire membership of the Association (including votes of Declarant) as of the record date for such action, whether or not such members are present or represented at the meeting, if any, where such votes are to be cast.

Article 2
Property Subject To This Declaration

2.1 Property Hereby Subjected To This Declaration. The real property which is, by the recording of this Declaration, subject to the covenants, conditions, restrictions and easements hereinafter set forth and which, by virtue of the recording of this Declaration, shall be held, transferred, sold, conveyed, used, occupied and encumbered subject to this Declaration is the real property described in Exhibit "A" attached hereto and by this reference made a part hereof.

2.2 Unilateral Annexation By Declarant. As the owner thereof or, if not the owner, with the consent of the owner thereof, Declarant shall have the unilateral right, privilege, and option from time to time at any time until ten (10) years after the recording of this Declaration to subject the real property described in Exhibit "B", attached hereto and by this reference incorporated herein, to the provisions of this Declaration and the jurisdiction of the Association by filing for record in the Office of the Clerk of Superior Court of Fulton County, Georgia, a Supplementary Declaration describing the property being subjected. Declarant intends to annex hereto the property contained in Declarant's land plan for the development, as amended from time to time, which property is a portion of the property described in Exhibit "B". However, inclusion of

property on Declarant's land plan or in Exhibit "B" shall not obligate the Declarant to subject such property to the Declaration, nor shall exclusion of property from the initial land plan bar Declarant from subjecting such property to the Declaration. Any annexation shall be effective upon the filing for record of a Supplementary Declaration unless a later effective date is provided therein. As long as covenants applicable to the real property previously subjected to this Declaration are not changed and as long as rights of existing Owners are not adversely affected, the Declarant may unilaterally amend this Declaration to reflect the different character of any such annexed real property. If any land is not subjected to this Declaration, Declarant's reserved rights shall not impose any obligation on Declarant to impose any covenants and restrictions similar to those contained herein upon such additional land nor shall such rights in any manner limit or restrict the use to which such additional land may be put by Declarant or any subsequent owner thereof, whether such uses are consistent with the covenants and restrictions imposed hereby or not.

2.3 Other Annexation. Upon the written consent of: (a) the owner(s) thereof; (b) the Declarant; and (c) the Owners of at least two-thirds (2/3) of the Lots, the Association may annex real property to the provisions of this Declaration and the jurisdiction of the Association by filing for record in the county in which the property to be annexed is located a Supplementary Declaration describing the property being annexed. Any such Supplementary Declaration shall be executed on behalf of the Association by the President of the Association whose signature shall be attested by the Secretary of the Association. The annexation shall be effective only upon the filing for record of such Supplementary Declaration, unless a later effective date is provided therein.

2.4 Withdrawal of Property. Declarant reserves the right to amend this Declaration so long as it has a right to annex additional property pursuant to this Article for the purpose of removing any portion of the Community then owned by Declarant or the Association from the coverage of this Declaration, to the extent originally included in error or as a result of any changes whatsoever in the plans for the Community, provided such withdrawal is not unequivocally contrary to the overall, uniform scheme of development for the Community. Any such withdrawal shall be accomplished by the filing for record of an amendment to this Declaration describing the property removed and shall be effective upon filing for record in the Office of the Clerk of Superior Court of Fulton County, Georgia unless a later effective date is provided therein. Such amendment shall be executed by the Declarant and the Owner(s) of the property being removed and shall not require the vote or consent of any other Person.

Article 3
Association Membership and Voting Rights

3.1 Membership. Every Person who is the record owner of a fee or undivided fee interest in any Lot that is subject to this Declaration shall have a membership in the Association. The foregoing is not intended to include Persons who hold an interest merely as security for the performance of an obligation, and the giving of a security interest shall not terminate the Owner's membership. No Owner, whether one or more Persons, shall have more than one membership per Lot. Membership shall be appurtenant to and may not be separated from ownership of a Lot. The rights and privileges of membership, including the right to hold office, may be exercised by a member or the spouse of a member, but in no event shall more than one office be held for each

Lot owned. This Section is not intended to prohibit the same individual from being both an officer and a director of the Association. Nothing in this Section shall restrict the number of votes cast or the number of the officers and directors appointed by the Declarant.

3.2 Voting. Members shall be entitled to one vote for each Lot owned. When more than one Person holds an ownership interest in a Lot, the vote for such Lot shall be exercised as those Owners themselves determine and advise the Secretary prior to any meeting or referendum. The vote attributable to a Lot shall be suspended in the event more than one Person seeks to exercise it. The Board of Directors may suspend the voting rights of an Owner for any period during which any past due assessment against any Lot of the Owner remains unpaid; and, for a reasonable period of time for an infraction of the Declaration, Bylaws or rules and regulations.

3.3 Notice of Sale, Lease or Acquisition. Prior to the sale or lease of a Lot, the Owner shall provide the Association with written notice of the name of the purchaser or lessee, as the case may be, and such other information as the Board may reasonably require. Upon acquisition of a Lot, each new Owner shall provide the Association with written notice of the name and mailing address of the Owner and such other information as the Board may reasonably require.

Article 4
Assessments

4.1 Purpose of Assessments. The assessments provided for herein shall be used for the general purposes of promoting the recreation, health, safety, welfare, common benefit, and enjoyment of the Owners of Lots, including, without limitation, the maintenance of real and personal property, all as may be more specifically authorized from time to time by the Board of Directors.

4.2 Creation of the Lien and Personal Obligation for Assessments. Each Owner of a Lot, by acceptance of a deed therefor, whether or not it shall be so expressed in such deed, covenants and agrees to pay to the Association: (a) general assessments; (b) special assessments; and (c) specific assessments. All such assessments, together with late charges in the amount of Ten Dollars ($10.00) or ten percent (10%) of the amount of each assessment or installment not paid when due and interest (at a rate set by the Board of Directors from time to time, but not to exceed the lesser of the maximum rate permitted by law or eighteen percent (18%) per annum on the principal amount due) and costs of collection, including, without limitation, reasonable attorney's fees actually incurred, shall, from the time the sums become due and payable, be a charge on the land and shall be a continuing lien in favor of the Association on the Lot against which each assessment is made. The recording of this Declaration shall constitute record notice of the existence of the lien and no further recordation of any claim of lien shall be required. Each such assessment, together with such late charges, interest and costs, shall also be the personal obligation of the Person who was the Owner of the Lot at the time the assessment fell due. Each Owner shall be personally liable for the portion of each assessment coming due while the Owner of a Lot, and each grantee of an Owner shall be jointly and severally liable for such portion thereof as may be due and payable at the time of conveyance; provided, however, the liability of a grantee for the unpaid assessments of the grantor shall not apply to any first Mortgagee taking title through foreclosure proceedings. No Owner may waive or otherwise exempt themselves

from liability for the assessments provided for herein, including, by way of illustration, but not limitation, abandonment of the Lot or nonuse of the Common Property. No diminution or abatement of any assessment shall be claimed or allowed by reason of any failure of the Association to take some action or perform some function required to be taken or performed by the Association, the obligation to pay assessments being a separate and independent covenant on the part of each Owner. All payments shall be applied first to costs, then to late charges, then to interest and then to delinquent assessments.

4.3 General Assessments. It shall be the duty of the Board to prepare a budget covering the estimated costs of operating the Association during the coming year. The Board shall cause the budget and the assessments to be levied against each Lot for the year to be delivered to each member at least thirty (30) days prior to the due date of any general assessment. The budget and the assessment shall become effective unless disapproved at a meeting by a majority of the Total Association Vote and the Declarant. Notwithstanding the foregoing, however, in the event the membership disapproves the proposed budget or the Board fails for any reason to determine the budget for any period, then and until such time as a budget has been determined, as provided herein, the budget in effect shall continue. General assessments shall be levied equally on all Lots and shall be paid in such manner and on such dates as may be fixed by the Board of Directors, which may include, without limitation, acceleration, upon ten (10) days' written notice for delinquents. Unless otherwise provided by the Board, the assessment shall be paid quarterly in four equal installments due on January 1, April 1, July 1, and October 1 of the applicable year. General assessments include any sums the Board determines necessary for the continued ownership, operation and maintenance of the Common Property, operating expenses of the Association, payment for any items of betterment and the establishment of reserve funds as the Board shall deem proper. General assessments may include, without limitation, sums for property taxes, insurance premiums, legal and accounting fees, management fees, charges for utilities, cleaning and janitor services, costs associated with the maintenance and operation of the storm water detention/retention ponds and storm water drainage facilities serving the Community, landscape maintenance, costs associated with the maintenance and operation of the Community entry features, if any, costs associated with the maintenance and operation of the Community recreational facilities, if any, costs associated with the maintenance and upkeep of the Community open space and green space, if any, and expenses and liabilities incurred as provided herein and in the Articles of Incorporation and Bylaws for indemnification of officers and directors and in connection with the enforcement of rights and duties of the Association against Owners and others.

4.4 Special Assessments. The Association may levy a special assessment if approved by two-thirds (2/3) of the eligible Total Association Vote, excluding therefrom the votes attributable to Owners whose voting rights have been suspended as provided herein, and the Declarant. Special assessments shall be paid as determined by the Board. The Board may permit a special assessment to be paid in installments extending beyond the fiscal year in which the special assessment is imposed.

4.5 Specific Assessments. The Board shall have the power to levy specific assessments as, in its discretion, it shall deem appropriate. Failure of the Board to exercise its authority under this Section shall not be grounds for any action against the Association and shall not constitute a

waiver of the Board's right to exercise its authority under this Section in the future with respect to any expenses, including an expense for which the Board has not previously exercised its authority under this Section. Fines levied pursuant to this Declaration, the initiation fee as provided in Section 4.12 hereof and the costs of maintenance performed by the Association for which the Owner is responsible shall be specific assessments. The Board of Directors may also specifically assess Owners for Association expenses as follows: (a) expenses of the Association which benefit less than all of the Lots may be specifically assessed equitably among all of the Lots which are benefited according to the benefit received; and (b) expenses of the Association which benefit all Lots, but which do not provide an equal benefit to all Lots, may be assessed equitably among all Lots according to the benefit received.

4.6 Subordination of Liens to Mortgages. The lien of all assessments authorized herein is hereby made subordinate to the lien of any first Mortgage placed on a Lot if, but only if, all assessments and charges with respect to such Lot authorized herein having a due date on or prior to the date of the Mortgage as filed of record have been paid. The lien hereby subordinated is only such lien as relates to assessments and charges authorized hereunder having a due date subsequent to the date such Mortgage is filed of record and prior to the satisfaction, cancellation or foreclosure of such Mortgage or the sale or transfer of the Lot pursuant to any proceeding in lieu of foreclosure or the sale or transfer of the Lot pursuant to a sale under power contained in such Mortgage. Such subordination is merely a subordination and shall not relieve the Owner of the Lot of the personal obligation to pay all assessments coming due during such period of ownership; shall not relieve such Lot from the lien provided for herein (except to the extent a subordinated lien is extinguished as a result of such subordination as against a Mortgagee or such Mortgagee's assignee or transferee by foreclosure or by sale under power); and no sale or transfer of such Lot to the Mortgagee or to any other Person pursuant to a decree of foreclosure, or pursuant to any other proceeding in lieu of foreclosure or pursuant to a sale under power, shall relieve any existing or previous Owner of such Lot of any personal obligation or relieve such Lot or the then Owner of such Lot from liability for any assessment authorized hereunder that become due after such sale and transfer.

4.7 Remedies of the Association. Any assessments or installments thereof which are not paid when due shall be delinquent. In addition to the lien rights granted herein, the personal obligation of the then Owner to pay such assessments shall remain such Owner's personal obligation and shall also pass to such Owner's successors-in-title. Such Owner shall nevertheless remain as fully obligated as before to pay to the Association any and all amounts which such Owner was obligated to pay immediately preceding the transfer; and such Owner and such successors-in-title shall be jointly and severally liable with respect thereto, notwithstanding any agreement between such Owner and such successors-in-title creating any indemnification of the Owner or any relationship of principal and surety as between themselves. Any assessment or installment thereof delinquent for a period of more than ten (10) days shall incur a late charge in the amount of Ten Dollars ($10.00) or ten percent (10%) of the amount of each assessment or installment not paid when due and interest (at a rate set by the Board of Directors from time to time, but not to exceed the lesser of the maximum rate permitted by law or eighteen percent (18%) per annum on the principal amount due) and costs of collection, including, without limitation, reasonable attorney's fees actually incurred. The Association may cause a notice of delinquency to be given to any Owner who has not paid within ten (10) days following the due

date. In the event that the assessment remains unpaid after sixty (60) days, the Association may institute suit to collect such amounts and/or to foreclose its lien. The Association may file a claim of lien with the Office of the Clerk of Superior Court of Fulton County, Georgia, but no such claim of lien shall be required to establish or perfect the lien for unpaid assessments. Each Owner, by acceptance of a deed, vests in the Association the right and power to bring all actions against such Owner personally, for the collection of such charges as a debt or to foreclose the lien. The lien provided for in this Declaration shall be in favor of the Association and shall be for the benefit of all Owners. The Association shall have the power to bid on the Lot at any foreclosure sale and to acquire, hold, lease, mortgage and convey the same. The Association may also suspend, without further notice or hearing, the membership rights of the delinquent Owner, including the right to vote, the right of enjoyment in and to the Common Property and the Community recreational facilities, if any, and the to receive and enjoy such services and other benefits as may then be provided by the Association. Any such suspension shall not affect such member's obligation to pay assessments coming due during the period of such suspension and shall not affect the permanent lien on such Lot in favor of the Association.

4.8 Date of Commencement of Assessments. Assessments shall commence when the Board of Directors first determines a budget and levies assessments. The assessments provided for herein shall commence as to a Lot on the first to occur of the date that the Lot is first occupied for residential purposes; or is conveyed by Declarant to an Owner who is not a builder acquiring such Lot in the ordinary course of business or successor Declarant. A Lot shall be occupied for residential purposes when it has been improved with a dwelling and has been conveyed to an Owner who intends to occupy the dwelling, or, if the dwelling is occupied as a residence before such conveyance, the date of such occupancy. Any Lot which has been approved by Declarant for use as a model home for marketing and sales purposes shall not be deemed to be occupied for residential purposes and shall not be subject to assessments under this Declaration whether owned by Declarant or any other Person, so long as such Lot is approved for use as a model home and is not occupied for residential purposes.

4.9 Budget Deficits During Declarant Control. For so long as the Declarant has the authority to appoint the directors and officers of the Association, Declarant may: (a) advance funds to the Association sufficient to satisfy the deficit, if any, between the actual operating expenses of the Association (but specifically not including an allocation for capital reserves), and the sum of the annual, special and specific assessments collected by the Association in any fiscal year (such advances shall be evidenced by promissory notes from the Association in favor of the Declarant); or (b) cause the Association to borrow such amount from a commercial lending institution at the then prevailing rates for similar loans in the local area of the Community. No Mortgage secured by the Common Property or any of the improvements maintained by the Association shall be given in connection with such loan.

4.10 Failure to Assess. The omission or failure of the Board to fix the assessment amounts or rates or to deliver or mail to each Owner an assessment notice shall not be deemed a waiver, modification, or a release of any Owner from the obligation to pay assessments. In such event, each Owner shall continue to pay assessments on the same basis as for the last year for which an assessment was made, if any, until a new assessment is made, at which time any shortfalls in collections may be assessed retroactively by the Association.

4.11 Estoppel Letter. The Association shall, within five (5) days after receiving a written request therefor and for a reasonable charge, as established by the Board, certify to the amount of any unpaid assessments constituting a lien on a specified Lot. A certification letter signed by an officer of the Association or the Association's managing agent, if any, as to the amount of assessments due with respect to a Lot shall be binding upon the Association.

4.12 Initiation Fee. Upon the initial sale of every Lot after it has been improved with a residence for which a certificate of occupancy has been issued, an initiation fee in the amount of Three Hundred and No/100 Dollars ($300.00) shall be collected from the purchaser at the closing of such sale for the benefit of the Association; or if not collected at closing immediately upon demand by the Association. Thereafter, upon each subsequent sale of every Lot, an initiation fee in the amount of One Hundred Fifty and No/100 Dollars ($150.00) shall be collected from the purchaser at the closing of such sale for the benefit of the Association; or if not collected at closing immediately upon demand by the Association. The initiation fee shall constitute a specific assessment against the Lot, shall be in addition to, not in lieu of, the annual general assessment and shall not be considered an advance payment of such assessment. The initiation fee may be used by the Association for any purpose, including, without limitation, for the payment of operating expenses of the Association and other expenses incurred by the Association pursuant to the provisions of this Declaration. This specific assessment shall not apply to the holder of any first Mortgage on a Lot who becomes the Owner of a Lot through foreclosure or any other means pursuant to the satisfaction of the indebtedness secured by such Mortgage, but shall apply to the Owner acquiring the Lot from the foreclosing Mortgagee.

Article 5
Maintenance

5.1 Association's Responsibility. The Association shall maintain and keep in good repair the Common Property. This maintenance shall include, without limitation, maintenance, repair and replacement of all landscaping and improvements situated on the Common Property and any equipment and facilities located thereon. The Association shall also maintain (whether or not constituting Common Property) the following: (a) all Community entry features, including entry area landscaping and any irrigation system and the expenses for water and electricity, if any, provided to such entry features regardless of whether said entry features are located on a Lot, private property or public-right-of-way; (b) all storm water detention/retention facilities serving the Community and located thereon as provided in that certain Owner's Indemnification and Maintenance Agreement for Detention Ponds between Declarant and Fulton County, Georgia, recorded or to be recorded in the Fulton County, Georgia land records, to the extent such facilities are not maintained by a local or governmental authority; provided however, each Owner of a Lot, and not the Association, shall be responsible for the maintenance of all storm water drainage facilities located on and used exclusively in connection with such Lot or the improvements thereon, including, for example, guttering, and pipes and drains for the transportation of storm water from such Lot into any storm water detention/retention ponds and storm water drainage facilities for the Community; (c) all Community greenspace and open space; (d) all Community walking or other trails serving the Community, if any; (e) the recreational amenities serving the Community, if any; and (f) all lawns in the Community in

accordance with the provisions of Section 5.7 hereof. In addition, the Association shall have the right, but not the obligation, to maintain other property not owned by the Association, whether within or without the Community and to enter into easements and covenant to share costs agreements regarding such property where the Board has determined that such action would benefit the Owners. In the event that the Association determines that the need for maintenance, repair, or replacement, which is the responsibility of the Association hereunder, is caused through the willful or negligent act of an Owner, or the Occupants, family, guests, lessees or invitees of an Owner, then the Association may perform such maintenance, repair or replacement and all costs thereof, not paid for by insurance, shall be assessed against the Owner as a specific assessment. All maintenance by the Association shall be performed consistent with the Community-Wide Standard and this Declaration.

5.2 Owner's Responsibility. Except for maintenance performed on a Lot by the Association pursuant to Sections 5.1 and 5.7, respectively, if any, all maintenance of the Lot and all structures, landscaping, and other improvements thereon shall be the sole responsibility of the Owner thereof, who shall maintain such Lot in a manner consistent with the Community-Wide Standard, this Declaration and the Architectural Standards and Guidelines (as defined below). Such maintenance obligation shall include, without limitation, the following: prompt removal of all litter, trash, refuse, and waste; tree and shrub pruning; watering landscaped areas; keeping improvements, and exterior lighting in good repair and working order; keeping lawns and garden areas alive, free of weeds, and attractive, except to the extent maintained by the Association in accordance with the terms of Section 5.7 hereof; keeping driveways in good repair; complying with all governmental health and police requirements; and repair of exterior damages to improvements, including, without limitation, periodic painting and pressure washing as needed. In the event that the Board of Directors determines that any Owner has failed or refused to discharge properly any of such Owner's obligations with regard to the maintenance, repair or replacement of items for which such Owner is responsible hereunder, the Association shall, except in an emergency situation, give the Owner written notice of the Association's intent to provide such necessary maintenance, repair or replacement to said Lot at the Owner's sole cost and expense. The notice shall set forth with reasonable particularity the maintenance, repair or replacement deemed necessary. The Owner shall have ten days after receipt of such notice within which to complete such maintenance, repair or replacement, or, in the event that such maintenance, repair or replacement is not capable of completion within a ten-day period, to commence such work which shall be completed within a reasonable amount of time. If any Owner does not comply with the provisions hereof, the Association may provide any such maintenance, repair or replacement to the Lot and all costs thereof shall be assessed against the Owner and the Lot as a specific assessment. This provision shall not apply to any Lot(s) owned by the Declarant, unless improved with a dwelling and occupied as a residence.

5.3 Conveyance of Common Property by Declarant to Association; No Implied Rights. The Declarant may transfer or convey to the Association at any time and from time to time any personal property and any interest in improved or unimproved real property. Such conveyance shall be deemed to be accepted by the Association upon delivery of any personal property or upon recordation of an instrument of conveyance of any interest in real property, and the property shall thereafter be Common Property to be used and maintained by the Association for the benefit of its members. So long as Declarant owns any property primarily for development

and/or sale in the Community or Declarant has the right unilaterally to annex additional property to the Declaration, Declarant may, upon written notice to the Association, require the reconveyance by the Association to Declarant of any Common Property or any portion thereof, improved or unimproved, at no charge to Declarant, without a vote of the Owners/members of the Association, if the Common Property or any portion thereof is: (i) found by Declarant to have been conveyed in error, (ii) needed by Declarant to make adjustments in property boundary lines, or (iii) reasonably determined by Declarant to be needed by Declarant due to changes in the overall scheme of development for the Community. The Association hereby constitutes and appoints Declarant as its agent and attorney-in-fact to accept on behalf of the Association any such conveyance to the Association and to execute on behalf of the Association any and all documents, including, without limitation, deeds and transfer tax declaration forms, necessary or convenient to effectuate and document any such conveyance to the Association. The power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise. The Declarant shall not be required to make any improvements whatsoever to property to be conveyed and accepted pursuant to this Section and shall have no duty or obligation to convey any property or property rights to the Association regardless of whether or not any such property has been made available for the use of Owners. The Declarant may impose or reserve, by lease, license, easement or otherwise such rights of use and enjoyment in and to all or any portion of the property so conveyed as Declarant may reasonably require so long as such imposition or reservation is not materially inconsistent with the overall scheme of development for the Community. Neither the recordation of any subdivision plat nor the use by the Owners or maintenance by the Association of any property shall create any rights, easements or licenses, in the Association or the Owners, express or implied, unless and until any such property rights, easements or licenses are conveyed by the Declarant to the Association or the Owners, as the case may be, by an instrument recorded in the Office of the Clerk of Superior Court of Fulton County, Georgia.

5.4 Partition. The Common Property shall remain undivided and no Owner shall bring any action for partition or division of the whole or any part thereof without the written consent of all Owners of all portions of the property located within the Community and without the written consent of all holders of all Mortgages encumbering any portion of the property, including, but not limited to, the Lots located within the Community.

5.5 Condemnation. In the event of a taking by eminent domain of any portion of the Common Property on which improvements have been constructed, the Association shall, if reasonably possible, restore or replace such improvements so taken on the remaining Common Property, unless within sixty (60) days after such taking, an alternative plan is approved by at least seventy-five percent (75%) of the Total Association Vote and the consent of Declarant. The provisions of this Declaration applicable to replacement or restoration of damaged improvements on the Common Property shall also apply to and govern the actions to be taken in the event that the improvements are not restored or replaced after a condemnation.

5.6 Liability. Owners, Occupants and their guests shall use the Common Property, the Community recreational facilities, if any, and the open space and green space maintained by the Association and all other portions of the Community not contained within a Lot at their own risk, including, without limitation, the Community recreational facilities, if any, and shall assume sole

responsibility for their personal belongings used or stored thereon. The Association, the Declarant and their respective officers, directors, employees, representatives and agents shall not be held liable for personal injury to any person occurring on the Common Property, nor for loss or damage to personal belongings used or stored thereon or any other portion of the Community. The Association shall not be liable for injury or damage to any Person or property: (a) caused by the elements or by an Owner or any other Person, (b) resulting from any rain or other surface water which may leak or flow from any street, pipe, plumbing, drain, conduit, appliance, equipment, security system, or utility line or facility, the responsibility for the maintenance of which is that of the Association or from any portion of the Common Property, or (c) caused by any street, pipe, plumbing, drain, conduit, appliance, equipment, security system, or utility line or facility, the responsibility for the maintenance of which is that of the Association, becoming out of repair. Nor shall the Association be liable to any Owner or Occupant for loss or damage, by theft or otherwise, of any property of such Owner or Occupant.

5.7 Lawn Maintenance. In addition to the maintenance responsibilities of the Association as provided in Section 5.1 here, the Association shall maintain and keep in good repair the lawns on each Lot within the Community. Such maintenance by the Association shall be limited to lawn mowing on a regular basis and fertilization and weed control within such lawns. In order to facilitate the maintenance of the lawn on the Lots which is the responsibility of the Association, each Owner covenants and agrees to irrigate their lawn areas as needed or as requested by the Association. The Association shall not be responsible for replacing any portion of a lawn area which is damaged or destroyed as a result of the failure of an Owner to irrigate. The Board of Directors in its sole discretion may change the level of yard maintenance performed or for example maintain front yards only. Any common irrigation system serving more than one (1) Lot and installed by the Declarant, an affiliate of Declarant or the Association shall be Common Property, operated, maintained, repaired and replaced by the Association. The deed of conveyance of any Lot shall not include any right, title or interest in such irrigation system, if any. The Board of Directors may promulgate rules setting forth the extent of landscaping maintenance to be performed by the Association and the rights of Owners with respect to adding or modifying the lawns on their Lots, including, for example allowing seasonal flowering plants in certain areas of the Community at the expense of the Owner. Landscaping improvements installed by the Owner in accordance with the provisions of this Declaration shall be maintained by the Owner in a manner consistent with the Community-Wide Standard and shall not be maintained by the Association. In the event that the Owner of a Lot obtains approval to construct a fence on their Lot in accordance with the terms of this Declaration, the Association shall no longer be obligated to maintain the lawn on the enclosed portions of the yard and such maintenance shall be the sole responsibility of the Owner; provided, however, nothing contained herein shall excuse or otherwise reduce the obligation of an Owner to pay the full amount of the assessments allocated against such Owner's Lot pursuant to this Declaration.

Article 6
Architectural Standards

6.1 General. No exterior construction, alteration or addition of any improvements of any nature whatsoever (including, without limitation, staking, clearing, excavation, grading, filling, construction of impervious surface, building, exterior alteration of existing improvements,

change in the exterior color of any existing improvement, planting and removal of landscaping materials and creation, removal and/or additions to fencing), shall be commenced or placed upon any part of the Community unless, installed by the Declarant or an affiliate of the Declarant, approved in accordance with this Article, or otherwise expressly permitted under this Declaration. Any Owner may remodel, paint or redecorate the interior of structures on the Lot without approval hereunder. However, modifications to the interior of porches, patios and similar portions of a structure visible from outside the Lot shall be subject to approval. No approval shall be required to repaint the exterior of a structure in accordance with the originally approved color scheme or to rebuild in accordance with originally approved plans and specifications. This Article shall not apply to the activities of the Declarant, affiliates of the Declarant, any builders approved by the Declarant, nor to improvements to the Common Property by or on behalf of the Association. This Article may not be amended without the written consent of the Declarant until each Lot has been improved with a dwelling for which a certificate of occupancy has been issued.

6.2 Architectural Control Committee. The Architectural Control Committee ("ACC") of the Association shall consist of three (3) members. Until Declarant's rights are terminated in accordance with Section 11.5 of this Declaration, the Declarant shall have the right to appoint all members of the ACC. Prior to the termination of the rights of Declarant hereunder, the ACC may in its sole discretion relinquish architectural control as to certain types of improvements or modifications to an advisory ACC while retaining control over all other building and construction in the Community. For example and without limitation, the ACC may relinquish control over modifications of existing structures to an advisory ACC while retaining all authority to review and approve new home construction. Any right, power or authority of the ACC which may be relinquished to the Association or an advisory ACC prior to the termination of the rights of Declarant hereunder shall be by written recorded instrument only and no such right, power or authority shall be relinquished by implication or otherwise. The establishment of an advisory ACC shall not be deemed to be a relinquishment by Declarant of any of its right, power and authority hereunder. Upon the termination of all rights of Declarant hereunder, the Board of Directors shall appoint an ACC, which shall have all such jurisdiction over architectural control within the Community under this Article.

6.3 Guidelines and Procedures. Except as provided above, no exterior construction, addition or alteration shall be made unless and until plans and specifications shall have been submitted in writing to and approved by the ACC. Such plans and specifications shall be of sufficient detail to allow the ACC to make its review and, to the extent required by the ACC, shall show the nature, kind, shape, height, materials and location of the proposed improvement. The Declarant, the Board of Directors or the Architectural Control Committee may, but shall have no obligation to, adopt written design and development guidelines and application and review procedures, which may provide for a review fee ("Architectural Standards and Guidelines"). The ACC shall have sole and full authority to prepare and to amend, from time to time at its sole discretion and without notice, the Architectural Standards and Guidelines. The ACC shall make the Architectural Standards and Guidelines available to Owners and builders who seek to engage in construction upon all or any portion of the Community and such Owners and builders shall conduct their operations strictly in accordance therewith. If the ACC fails to approve or to disapprove submitted plans and specifications within thirty (30) days after receipt

of all required plans and specifications, such approval shall be deemed to have been given. As a condition of approval under this Article, each Owner, on behalf of such Owner and such Owner's successors-in-interest, shall assume all responsibilities for maintenance, repair, replacement and insurance to and on any improvement, change, modification, addition or alteration. In the discretion of the ACC, an Owner may be required to verify such condition of approval by a recordable written instrument acknowledged by such Owner on behalf of such Owner and such Owner's successors-in-interest. The ACC shall be the sole arbiter of such plans and may withhold approval for any reason, including, without limitation, purely aesthetic considerations, and it shall be entitled to stop any construction in violation of these restrictions. The ACC and its representatives shall have the right, during reasonable hours and after reasonable notice, to enter upon any property in the Community to determine whether or not these restrictive covenants have been or are being complied with. Such Persons shall not be deemed guilty of trespass by reason of such entry. If construction does not commence on a project for which plans have been approved within twelve (12) months of such approval, such approval shall be deemed withdrawn, and it shall be necessary for the Owner to resubmit the plans to the ACC for reconsideration.

6.4 Limitation of Liability. Plans and specifications are not approved for engineering, structural design or quality of materials and by approving such plans and specifications the ACC assumes no liability or responsibility therefor or for any defect in any structure constructed from such plans and specifications. Neither the ACC, Declarant, the Association, nor the officers, directors, members, employees and agents of any of them shall be liable in damages to anyone submitting plans and specifications to any of them for approval or to any Owner of property affected by these restrictions by reason of mistake in judgment, negligence or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve or disapprove any such plans or specifications. Every Person who submits plans and specifications and every Owner agrees that such Person or Owner will not bring any action or suit against the ACC, the Declarant, the Association or the officers, directors, members, employees and agents of any of them to recover any damages and hereby releases, remises, quitclaims and covenants not to sue for all claims, demands and causes of action arising out of or in connection with any judgment, negligence or nonfeasance and hereby waives the provisions of any law which provides that a general release does not extend to claims, demands and causes of action not known at the time the release is given.

6.5 No Waiver. The approval by the ACC of any proposals or plans and specifications or drawings for any work done or proposed, or in connection with any other matter requiring approval or consent of the ACC, shall not be deemed to constitute a waiver of any right to withhold approval or consent as to any similar proposals, plans and specifications or drawings or matters whatever subsequently or additionally submitted for approval or consent.

6.6 Variances. Notwithstanding anything to the contrary contained herein, the ACC shall be authorized to grant individual variances from any of the provisions of this Declaration and the Architectural Standards and Guidelines, if it determines that waiver of application or enforcement of the provision in a particular case is dictated by unique circumstances, such as, but not limited to, topography, natural obstructions, hardship, aesthetic considerations or environmental considerations and would not be inconsistent with the overall scheme of

development for the Community. No variance shall (a) be effective unless in writing, (b) be inconsistent with the overall scheme of development for the Community, or (c) prevent the ACC from denying a variance in other similar circumstances. For purposes of this provision, the inability to obtain the approval of any governmental agency or the issuance of any permit, or the terms of any financing shall not be considered a hardship warranting a variance.

6.7 Enforcement. Any structure, improvement or landscaping improvement placed or made in violation of this Article shall be deemed to be nonconforming. Upon written request from the ACC, Owners shall, at their own cost and expense, remove such nonconforming structure or improvement and restore the land to substantially the same condition as existed prior to the nonconforming work. Should an Owner fail to remove and restore as required, the ACC and its agents shall have the right to enter the property, remove the nonconforming structure or improvement, and restore the property to substantially the same condition as previously existed. In addition, the Association, acting at the request of the ACC, shall have the right to impose fines for non-compliance with this Article as hereinafter provided. All costs, including, without limitation, reasonable attorney's fees actually incurred, may be assessed against the Lot as a specific assessment. Any contractor, subcontractor, agent, employee or other invitee of an Owner who fails to comply with the terms and provisions of this Article and the Architectural Standards and Guidelines, may be excluded by the Association from the Community, subject to any applicable notice and hearing procedures contained in the Bylaws. In such event, neither the ACC, the Association nor the officers, directors, members, employees and agents of any of them shall be held liable to any Person for exercising the rights granted by this paragraph, including, without limitation, claims for damages resulting from the removal of the nonconforming structure in accordance with the procedures set forth herein. In addition to any other remedies available to the Association, in the event of noncompliance with this Article, the Association may record in the appropriate land records a notice of violation hereunder naming the violating Owner. In addition to the foregoing, the Declarant shall have the authority and standing to pursue any and all remedies available at law and equity to enforce the provisions of this Article.

Article 7
Use Restrictions and Rules

7.1 Rules and Regulations. The Board of Directors may, from time to time, with the consent of Declarant and without a vote of the members, promulgate, modify or delete reasonable rules and regulations applicable to the Community. Such rules and regulations shall be distributed to all Owners prior to the date that they are to become effective and shall thereafter be binding upon all Owners and Occupants until and unless overruled, canceled or modified by a majority of the Total Association Vote and the consent of Declarant. In addition to the foregoing, all Owners and Occupants shall comply with the rules and regulations set forth in the Architectural Standards and Guidelines. In the event of a conflict between the provisions of Article 7 hereof and the Architectural Standards and Guidelines, the stricter provision shall control.

7.2 Residential Use. Each Lot shall be used for residential purposes exclusively. Leasing of a Lot for residential occupancy shall not be considered a business or business activity. No trade or business of any kind may be conducted in or from a Lot, except that the Owner or

Occupant residing at the Lot may conduct business activities within the house so long as the business activity: (a) is approved by the Architectural Control Committee and complies with the Architectural Standards and Guidelines; (b) does not otherwise violate the provisions of the Declaration or Bylaws; (c) is not apparent from the exterior of the Lot; (d) does not unduly increase traffic flow or parking congestion; (e) conforms to all zoning requirements for the Community; (f) does not increase the insurance premium paid by the Association or otherwise negatively affect the ability of the Association to obtain insurance coverage; (g) is consistent with the residential character of the Community; (h) does not constitute a nuisance or a hazardous or offensive use; and (i) does not threaten the security or safety of other residents of the Community, all as may be determined in each case in the sole discretion of the Board of Directors. The Board may issue rules regarding permitted business activities. The terms "business" and "trade" as used in this provision, shall be construed to have their ordinary, generally accepted meanings and shall include, without limitation, any occupation, work or activity undertaken on an ongoing basis which involves the provision of goods or services to Persons other than the provider's family and for which the provider receives a fee, compensation, or other form of consideration, regardless of whether: (x) the activity is engaged in full or part-time; (y) the activity is intended to or does generate a profit; or (z) a license is required for the activity.

7.3 Signs. No sign of any kind shall be erected within the Community without the prior written consent of the Declarant or, after the termination of the rights of Declarant hereunder, the Architectural Control Committee. Security signs, "For Sale" signs, and "For Rent" signs consistent with the Community-Wide Standard and any signs required by legal proceedings may be erected upon any Lot. The provisions of this Section shall not apply to any institutional Mortgagee in possession due to foreclosure of a Mortgage or as grantee pursuant to any deed in lieu of such foreclosure. The Board may impose a fine of One-Hundred and Fifty and No/100 Dollars ($150.00) per day for display of any sign in violation of this provision which is not removed within twenty-four hours after written demand is delivered to the Owner at that Lot.

7.4 Vehicles; Parking. Vehicles shall be parked only in appropriate parking spaces serving the Lot or other designated parking areas established by the Board, if any. All parking shall be subject to such rules and regulations as the Board may adopt. The term "vehicles," as used herein, shall include, without limitation, motor homes, boats, trailers, motorcycles, minibikes, scooters, go-carts, golf carts, trucks, campers, buses, vans and automobiles. The term "commercial vehicles" as used herein, shall include, without limitation, any vehicle which bears any indicia of commercial use, including, but not limited to, writing, logos, ladders, ladder racks or vehicles which are not primarily used for the transportation of passengers. The term "parking areas" shall refer to the number of garage parking spaces and if and only if the Occupants of a Lot have more vehicles than the number of garage parking spaces, those excess vehicles which are an Occupant's primary means of transportation on a regular basis may be parked on the driveway on the Lot; provided, however, no vehicle parked in the driveway of a Lot shall encroach onto the sidewalks in the Community. All homes shall contain a garage; carports shall not be permitted. Garage doors should be kept closed at all times, except during times of ingress and egress from the garage. No vehicle may be left upon any portion of the Community, except in a garage or other area designated by the Board, if it is not licensed or if it is in a condition such that it is incapable of being operated upon the public highways. Such vehicle may be

removed from the Community by the Board of Directors. Any towed vehicle, boat, personal water craft, recreational vehicle, motor home, trailer, motorcycle, minibike, scooter, go-cart, golf cart, commercial vehicle, camper, bus or mobile home regularly stored in the Community or temporarily kept in the Community, except if kept in a garage or other area designated by the Board, for periods longer than forty-eight (48) hours may be removed from the Community by the Board of Directors. Trucks with mounted campers which are used as a primary means of transportation shall not be considered recreational vehicles provided they are used on a regular basis for transportation and the camper is stored out of public view upon removal. Commercial vehicles shall not be permitted on any Common Property or any Lot, except if kept in an enclosed garage; provided construction, service, and delivery vehicles shall be exempt from this provision for such period of time as is reasonably necessary to provide service or to make a delivery to a Lot or the Common Property.

7.5 Animals and Pets. No animals, livestock or poultry of any kind may be raised, bred, kept or permitted on any Lot, with the exception of dogs, cats or other usual and common household pets in reasonable number as determined by the Board. No pets shall be kept, bred or maintained for any commercial purpose. No exterior pens, dog runs or runners for household pets shall be erected or maintained on any Lot and any dog houses must be approved pursuant to Article 6 hereof. No dog shall be confined or restrained on the exterior of any Lot, or portion thereof, through the use of chains, ropes, or similar material.

7.6 Nuisance. It shall be the responsibility of each Owner and Occupant in the Community to prevent the development of any unclean, unhealthy, unsightly or unkempt condition on a Lot. No Lot shall be used for the storage of anything that will cause such Lot to appear to be in an unclean or untidy condition or that will be obnoxious to the eye; nor shall any substance, thing or material be kept that will emit foul or obnoxious odors or that will cause any noise or other condition that will or might disturb the peace, quiet, safety, comfort or serenity of the occupants of surrounding property. No noxious or offensive activity shall be carried on within the Community, nor shall anything be done tending to cause embarrassment, discomfort, annoyance or nuisance to any Person using any property within the Community. No plants, animals, device or thing of any sort shall be maintained in the Community whose activities or existence is in any way noxious, dangerous, unsightly, unpleasant or of a nature as may diminish or destroy the enjoyment of the Community by other Owners and Occupants. Without limiting the generality of the foregoing, no exterior speakers, horns, whistles, sirens, bells, amplifiers or other sound devices, except such devices as may be used exclusively for security purposes, screaming, shouting, excessively loud talking, fighting, raucous behavior, insobriety, playing loud music or television, use of any alarm, equipment or device, mechanical or otherwise which creates or produces excessively loud sounds, vibrations or any other conduct which creates any noxious or offensive odors outside a home shall be permitted, located, used, placed, installed or maintained on any Lot, or any portion thereof. The inconvenience complained of shall not be fanciful, or such as would affect only one of fastidious taste, but it shall be such as would affect an ordinary, reasonable person as determined in a particular instance by the Board.

7.7 Unsightly or Unkempt Conditions. The pursuit of hobbies or other activities, including specifically, without limiting the generality of the foregoing, the assembly and disassembly of motor vehicles and other mechanical devices, which might tend to cause

disorderly, unsightly or unkempt conditions, shall not be pursued or undertaken in any part of the Community.

7.8 Antennae. No exterior antenna, receiving dish or similar apparatus of any kind for receiving or transmitting radio or video signals shall be placed, allowed or maintained upon any portion of the Community, including any Lot, unless approved in accordance with the provisions of Article 6 hereof; provided, however, no such approval shall be necessary to install (a) antennas designed to receive direct broadcast satellite services, including direct-to-home satellite services or to receive or transmit fixed wireless signals via satellite, that are one meter or less in diameter; (b) antennas designed to receive video programming services via multi-point distribution services or to receive or transmit fixed wireless signals other than via satellite that are one meter or less in diameter or diagonal measurement; or (c) antennas that are designed and intended to receive television broadcast signals. Owners shall install any permitted antennae on the rear of the dwelling and such antennae shall not be visible from the street unless such installation (i) imposes unreasonable delay or prevents the use of the antennae; (ii) unreasonably increases the cost of installation; or (iii) an acceptable quality signal cannot otherwise be obtained.

7.9 Tree Removal. No trees that are more than four inches in diameter at a point 12 inches above the ground and no ornamental or flowering trees, including, but not limited to, dogwood trees, cottonwood trees, cherry trees or apple trees, regardless of diameter, shall be removed without the prior written consent of the approving authority under Article 6 hereof. Owners shall also comply with any local ordinance applicable to tree removal. In the event of a conflict between the provisions of this Section and any local ordinance, the more restrictive provision shall govern. This provision shall not apply to the removal of trees by the Declarant.

7.10 Drainage. Catch basins, retention ponds, detention ponds and drainage easement areas are for the purpose of controlling the natural flow of water only. No obstructions or debris shall be placed in these areas. No Owner may obstruct or alter the drainage flows after location and installation of catch basins, retention ponds, detention ponds, drainage swales, storm sewers or storm drains without approval in accordance with the provisions of Article 6 hereof.

7.11 Sight Distance at Intersections. All property located at street intersections shall be landscaped so as to permit safe sight across the street corners. No fence, wall, hedge, shrub or other planting or thing shall be placed or permitted to remain where, in the opinion of the Board, it would create an unsafe condition.

7.12 Garbage Cans, Woodpiles, Etc. All garbage cans, woodpiles, swimming pool pumps, filters and related equipment, and other similar items shall be located or screened so as to be concealed from view from neighboring streets and property. All rubbish, trash and garbage shall be regularly removed and shall not be allowed to accumulate. Trash, garbage, debris or other waste matter of any kind may not be burned within the Community, except by Declarant during the original construction of a residence on a Lot.

7.13 Subdivision of Lot. No Lot shall be subdivided or its boundary lines changed except with the prior written approval in accordance with the provisions of Article 6 hereof.

Declarant, however, hereby expressly reserves the right to subdivide and/or revise and re-record the subdivision plat of any Lot(s) with the consent of the Owner of the effected Lot(s) and to approve the revision and re-recording of any plat of any Lot(s) owned by any builder or developer, including, but not limited to, changing any Lot to Common Property or creating a public or private street over any Lot or property that was formerly a Lot, without the consent of any Person, other than the Owner(s) of such Lot(s).

7.14 Firearms. The use of firearms in the Community is prohibited. The term "firearms" includes, without limitation, B-B guns and pellet guns.

7.15 Fences. No fence or fencing type barrier of any kind shall be placed, erected, allowed or maintained upon any Lot without prior written approval in accordance with the provisions of Article 6 hereof. Guidelines detailing acceptable fence styles or specifications may be issued pursuant to Article 6, but in no event may a chain link or barbed wire fence be approved; provided, however, the Declarant and the Association may erect any type of fence on the Common Property or elsewhere within the Community as they may deem appropriate or as necessary to satisfy the requirements of any law, regulation or governmental entity or for the health and safety of Owners and Occupants.

7.16 Utility Lines. Except as may be permitted under and pursuant to Article 6 hereof, no overhead utility lines, including lines for cable television, shall be installed within the Community, except for temporary lines as required during construction and lines installed by or at the request of Declarant.

7.17 Air-Conditioning Units. No window air conditioning units may be installed.

7.18 Lighting. Exterior lighting on any Lot visible from the street shall not be permitted, except for: (a) approved lighting as originally installed on a Lot; (b) one decorative post light; (c) street lights in conformity with an established street lighting program for the Community; (d) seasonal decorative lights; (e) front house illumination of model homes; or (f) other lighting approved under and pursuant to Article 6 hereof.

7.19 Artificial Vegetation, Gardens, Play Equipment, Exterior Sculpture, Water Features and Similar Items. No artificial vegetation shall be permitted on the exterior of any property. No vegetable garden, hammock, statuary, play equipment (including, without limitation, basketball goals), exterior sculpture, fountains, flags or water features may be erected on any Lot, without prior written approval in accordance with the provisions of Article 6 hereof and/or compliance with the Architectural Standards and Guidelines established under Article 6 hereof, as applicable.

7.20 Energy Conservation Equipment. No solar energy collector panels or attendant hardware or other energy conservation equipment shall be constructed or installed unless as an integral and harmonious part of the architectural design of a structure, as determined in the sole discretion of the Declarant or the Architectural Control Committee, as the case may be, in accordance with the provisions of Article 6 hereof. In the event energy conservation equipment

is approved pursuant to Article 6, said equipment shall be installed at the rear of the home and shall not be visible from the street.

7.21 Swimming Pools. No swimming pool shall be constructed, erected or maintained upon any Lot without prior written approval in accordance with the provisions of Article 6 hereof.

7.22 Mailboxes. All mailboxes serving Lots shall be approved in accordance with the provisions of Article 6 hereof. Identical replacement mailboxes may be installed without further approval; but no modification to or change in mailboxes may be made unless approved in accordance with the provisions of Article 6 hereof.

7.23 Clotheslines. No exterior clotheslines of any type shall be permitted upon any Lot.

7.24 Window Treatments. No foil or other reflective materials shall be used on any windows for sunscreens, blinds, shades or for any other purpose. No sheets shall be used on any windows for sunscreens, blinds, shades or for any other purpose. The side of all window treatments which can be seen at any time from the outside of any structure located on a Lot must be white or off-white.

7.25 Entry Features. Owners shall not alter, remove or add improvements to any entry feature or fencing constructed or erected by the Declarant or the Association on any Lot, or any part of any easement area associated therewith without prior approval in accordance with the provisions of Article 6 hereof.

7.26 Stream Buffer Portions of the Community, as shown on the recorded subdivision plat(s) for the Community, shall contain a twenty-five foot (25') stream buffer. Land disturbing activities shall not be conducted within any stream buffer area, except with prior written approval under Article 6 hereof and compliance with Georgia law, including without limitation, the Control of Erosion and Sedimentation Act, O.C.G.A. Section 12-7-1, *et seq.*, as amended from time to time.

7.27 Creeks, Ponds and Streams. Except as herein provided, all creeks, streams and storm water retention or detention ponds within the Community shall be used for aesthetic amenities and storm water drainage only, no other use thereof, including, without limitation, swimming, ice skating, playing, or use of personal flotation devices, and other recreation, shall be permitted, without the written consent of the Board of Directors. The Association and/or the Declarant shall not be responsible for any loss, damage, or injury to any person or property arising out of the authorized or unauthorized use of creeks, streams or ponds within the Community. No Owner shall have any right to place rocks, stones, trash, garbage, sewage, waste water, rubbish, debris, ashes or other refuse in any storm water retention or detention ponds, creek or stream within the Community, or any other Common Property. Applicable governmental agencies, the Declarant and the Association, shall have the sole right to control the water level of all other bodies of water located within the Community and to control the growth and eradication of plants, fowls, reptiles, animals, fish and fungi in and around any storm water retention or detention ponds, stream or creeks within the Community. Owners shall have no

riparian or littoral rights with respect to the waters in any pond, creek or stream within the Community and shall not be permitted to withdraw water from any pond, creek or stream as may exist in the Community without the prior written consent of the Board of Directors.

7.28 Undisturbed Buffer Area. Portions of the Community, as shown on the recorded subdivision plat(s) for Parkway Villages, shall contain an undisturbed buffer, improvement buffer or improvement setback area. Any land disturbing or construction activities conducted in said area(s) shall be approved under Article 6 hereof and shall conform to all Fulton County and City of Union City rules, regulations and zoning conditions applicable to said area(s).

Article 8
Insurance and Casualty Losses

8.1 Insurance on Common Property. The Association shall obtain the insurance coverage necessary to satisfy the requirements of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the U.S. Department of Veterans Affairs, and the U.S. Department of Housing and Urban Development, as applicable to the Community. Accordingly, the Board of Directors shall obtain casualty insurance for all insurable improvements, whether or not located on the Common Property, including the recreational area(s), if any, which the Association is obligated to maintain. This insurance shall provide, at a minimum, fire and extended coverage and shall be in an amount sufficient to cover the full replacement cost of any repair or reconstruction in the event of damage or destruction from any such hazard. The Board of Directors shall obtain a public liability policy applicable to the Common Property covering the Association and its members for all damage or injury caused by the negligence of the Association or any of its members or agents, and, if reasonably available, directors' and officers' liability insurance. The public liability policy shall have a combined single limit of at least One Million ($1,000,000.00) Dollars. Policies may contain a reasonable deductible as determined by the Board of Directors. In addition to the other insurance required by this Section, the Board of Directors shall obtain worker's compensation insurance, if and to the extent necessary to satisfy the requirements of applicable laws, and a fidelity bond or bonds on directors, officers, employees and other persons handling or responsible for the Association's funds, if reasonably available. If obtained, the amount of fidelity coverage shall cover the maximum funds that will be in the custody of the Association or its management agent at any time while the policy is in force, or any lesser amount of fidelity coverage allowable under the applicable Fannie Mae guidelines. Fidelity coverage shall contain a waiver of all defenses based upon the exclusion of persons serving without compensation. All such insurance coverage shall be written in the name of the Association.

8.2 Individual Insurance. By virtue of taking title to a Lot subject to the terms of this Declaration, each Owner acknowledges that the Association has no obligation to provide any insurance for any portion of individual Lots, including a Lot Owner's personal property, and each Owner covenants and agrees with all other Owners and with the Association that each Owner shall carry all-risk casualty insurance on the Lot and all structures constructed thereon and a liability policy covering damage or injury occurring on a Lot. The casualty insurance shall cover loss or damage by fire and other hazards commonly insured under an all-risk policy, if reasonably available, and shall be in an amount sufficient to cover the full replacement cost of

any repair or reconstruction in the event of damage or destruction from any such hazard. The policies required hereunder shall be in effect at all times. Owners shall, if and when requested by the Board of Directors, provide evidence of such insurance coverage to the Board. In the event an Owner fails to obtain and maintain insurance as required herein, the Association may purchase such insurance on behalf of said Owner and specifically assess the costs thereof to said Owner as provided in Section 4.5 hereof.

8.3 Damage and Destruction -- Insured by Association. Immediately after damage or destruction by fire or other casualty to any portion of any improvement covered by insurance written in the name of the Association, the Board of Directors or its duly authorized agent shall proceed with the filing and adjustment of all claims arising under such insurance and obtain reliable and detailed estimates of the cost of repair or reconstruction of the damaged or destroyed property. Repair or reconstruction, as used in this Section, means repairing or restoring the property to substantially the same condition and location that existed prior to the fire or other casualty, allowing for any changes or improvements necessitated by changes in applicable building codes. Any damage or destruction to property covered by insurance written in the name of the Association shall be repaired or reconstructed unless, within sixty (60) days after the casualty, a proposal not to repair or reconstruct such property is approved by at least seventy-five percent (75%) of the Total Association Vote and the Declarant. If for any reason either the amount of the insurance proceeds to be paid as a result of such damage or destruction, or reliable and detailed estimates of the cost of repair or reconstruction, or both, are not made available to the Association within such period, then the period shall be extended until such information shall be made available; provided, however, such extension shall not exceed sixty (60) days. If the damage or destruction for which the insurance proceeds are paid is to be repaired or reconstructed and such proceeds are not sufficient to defray the cost thereof, the Board of Directors shall, without the necessity of a vote of the members of the Association, levy a special assessment against the Owner of each Lot. Additional assessments may be made in like manner, as necessary, at any time during or following the completion of any repair or reconstruction. If the funds available from insurance exceed the costs of repair or reconstruction or if the improvements are not repaired or reconstructed, such excess shall be deposited to the benefit of the Association. In the event that it should be determined by the Association in the manner described above that the damage or destruction shall not be repaired or reconstructed and no alternative improvements are authorized, the property shall thereafter be maintained by the Association in a neat and attractive condition consistent with the Community-Wide Standard and this Declaration.

8.4 Damage and Destruction -- Insured by Owners. The damage or destruction by fire or other casualty to all or any portion of any improvement on a Lot shall be repaired by the Owner thereof within seventy-five (75) days after such damage or destruction or, where repairs cannot be completed within seventy-five (75) days, they shall be commenced within such period and shall be completed within a reasonable time thereafter. Alternatively, the Owner may elect to demolish all improvements on the Lot and remove all debris therefrom within seventy-five (75) days after such damage or destruction and thereafter shall maintain said Lot in a manner consistent with the Community-Wide Standard and this Declaration.

Article 9
Mortgagee Provisions

9.1 Notices of Action. An institutional holder, insurer, or guarantor of a first Mortgage, who provides a written request to the Association (such request to state the name and address of such holder, insurer, or guarantor and the Lot number, therefore becoming an "eligible holder"), will be entitled to timely written notice of: (a) any condemnation loss or any casualty loss which affects a material portion of the Community or which affects any Lot on which there is a first Mortgage held, insured, or guaranteed by such eligible holder; (b) any delinquency in the payment of assessments or charges owed by an Owner of a Lot subject to the Mortgage of such eligible holder, where such delinquency has continued for a period of sixty (60) days; provided, however, notwithstanding this provision, any holder of a first Mortgage, upon request, is entitled to written notice from the Association of any default in the performance by the Owner of the encumbered Lot of any obligation under the Declaration or Bylaws of the Association which is not cured within sixty (60) days; and (c) any lapse, cancellation, or material modification of any insurance policy maintained by the Association.

9.2 Audit. Upon written request of any institutional holder of a first Mortgage and upon payment of all necessary costs, such holder shall be entitled to receive a copy of audited financial statements of the Association within ninety (90) days of the date of the request.

9.3 No Priority. No provision of this Declaration or the Bylaws gives any Owner or other party priority over any rights of a Mortgagee of any Lot in the case of distribution to such Owner of insurance proceeds or condemnation awards for losses to or a taking of the Common Property.

Article 10
Easements

10.1 General. Each Lot shall be subject to those easements, if any, shown or set forth on the recorded subdivision plat(s) for the Community, as amended from time to time, as well as the easements now or hereafter established by the Declarant in this Declaration or by any other documents recorded in the Office of the Clerk of Superior Court of Fulton County, Georgia.

10.2 Easements for Use and Enjoyment. Every Owner of a Lot shall have a right and easement of ingress and egress, use and enjoyment by the Owner and the Occupants of the Owner's Lot in and to the Common Property which shall be appurtenant to and shall pass with the title to each Lot, subject to the following:

(a) the right of the Association to charge reasonable admission and other fees for the use of any Community recreational facilities, if any, to limit the number of Persons who may use the Community recreational facilities, and to provide for the exclusive use and enjoyment of specific portions thereof at certain designated times by authorized users and their guests and invitees;

(b) the right of the Association to suspend the right of an Owner to use the Community recreational facilities, if any, or Common Property for any period during which any past due

assessment against any Lot of the Owner remains unpaid; and, for a reasonable period of time for an infraction of the Declaration, Bylaws or rules and regulations;

(c) the right of the Association to borrow money for the purpose of improving the Common Property, or any portion thereof, or for construction, repairing or improving any facilities located or to be located thereon and, upon the affirmative vote of the Owners of at least two-thirds (2/3) of the Lots (other than Declarant) and the consent of Declarant, to give as security for the payment of any such loan a Mortgage conveying all or any portion of the Common Property; provided, however, the lien and encumbrance of any such Mortgage given by the Association shall be subject and subordinate to any rights, interests, options, easements and privileges herein reserved or established for the benefit of Declarant or any Owner or the holder of any Mortgage encumbering any Lot or other property located within the Community (Regardless of any contrary provision in this Declaration or in any such Mortgage given by the Association, the exercise of any rights by the holder of such Mortgage in the event of a default thereunder shall not cancel or terminate any rights, easements or privileges herein reserved or established for the benefit of Declarant or any Owner or the holder of any Mortgage encumbering any Lot or other property located within the Community.);

(d) the right of the Association, acting through the Board of Directors and without a vote of the members, to dedicate or grant licenses, permits, easements and rights-of-way over, under and through the Common Property;

(e) the right of the Association to transfer or convey all or any portion of the Common Property upon the approval of the Owners of at least two-thirds (2/3) of the Lots and the consent of Declarant;

(f) all other rights of the Association, the Declarant, Owners and Occupants set forth in this Declaration, in any Supplementary Declaration or in any deed conveying Common Property to the Association; and

(g) all encumbrances and other matters shown by the public records affecting title to the Common Property.

10.3 Easements for Utilities. There is hereby reserved to the Declarant and granted to the Association a blanket easement upon, across, above and under all property within the Community for access, ingress, egress, installation, alteration, repairing, replacing, and maintaining all utilities serving the Community or any portion thereof, including, but not limited to, gas, water, sanitary sewer, telephone and electricity, as well as storm drainage and any other service such as, but not limited to, a master television antenna system, cable television system, or security system which the Declarant or the Association might decide to have installed to serve the Community. Declarant, the Association or the designee of either, as the case may be, may alter drainage and water flow, install, repair, replace and maintain or authorize the installation, repairing, replacing and maintaining of such wires, conduits, cables and other equipment related to the providing of any utility or service. Should any party furnishing any such utility or service request a specific license or easement by separate recordable document, the Declarant or the Board shall have the right to grant such easement.

10.4 Easement for Emergency Entry. The Association shall have the right, but not the obligation, to enter upon any Lot for emergency, security and safety reasons and to inspect for the purpose of ensuring compliance with this Declaration, any Supplemental Declaration, Bylaws, and rules and regulations, which right may be exercised by any member of the Board, the officers, agents, employees, and managers of the Association and all policemen, firemen, ambulance personnel, and similar emergency personnel in the performance of their respective duties. Except in an emergency situation, entry shall only be during reasonable hours and after notice to the Owner. This right of entry shall include the right of the Association to enter upon any Lot to cure any condition which may increase the possibility of a fire, slope erosion or other hazard in an emergency situation and in the event an Owner fails or refuses to cure the condition within a reasonable time after requested by the Association, but shall not authorize entry into any single family dwelling without permission of the Owner.

10.5 Easement for Maintenance. Declarant hereby grants to the Association a perpetual easement across the exterior portions of all Lots as may be reasonably necessary for the maintenance required hereunder. Such maintenance shall be performed with a minimum of interference to the quiet enjoyment to Lots, reasonable steps shall be taken to protect such property and damage shall be repaired by the Association or its contractors at their sole expense.

10.6 Easement for Entry Features. There is hereby reserved to the Declarant and granted to the Association an easement for ingress, egress, installation, construction landscaping and maintenance of entry features for the Community, over and upon any portion of a Lot containing such entry features as may be more fully described on a recorded subdivision plat for the Community. The easement and right herein reserved shall include the right to cut, remove and plant trees, shrubbery, flowers and other vegetation around entry features and the right to grade the land under and around the same.

10.7 Easement for Drainage. There is hereby reserved by the Declarant and granted to the Association an easement upon, across, above and under all storm water drainage easement areas as shown on the recorded subdivision plat(s) for the Community for access, ingress, egress, installation, alteration, repairing, replacing, and maintaining the storm water drainage system and related facilities serving the Community or any portion thereof. This easement shall include the right to construct and maintain catch basins, retention ponds, detention ponds, drainage swales, storm sewers, storm drains, sloping banks, cut or fill. In addition, there is hereby reserved to the Declarant and granted to the Association a blanket easement across all Lots for creating and maintaining satisfactory drainage in the Community; provided, however, such easement area shall not include any portion of a Lot within the outer perimeter of the dwelling structure. It is anticipated that increased storm water run-off across downstream Lots will result from the construction of impervious surface on Lots. Neither the Declarant, the Association nor any builder or Owner constructing according to plans and specifications approved under Article 6 hereof shall have any liability to any other Owner due to the increased flow or increased velocity of surface water resulting from approved construction on a Lot.

10.8 Easement During Construction and Sale Period. Notwithstanding any provisions now or hereafter contained in this Declaration, the Bylaws, Articles of Incorporation, use

restrictions, rules and regulations, architectural guidelines, and amendments thereto, Declarant reserves an easement across the Community to maintain and carry on, upon such portion of the Community as Declarant may reasonably deem necessary, such facilities and activities as in the sole opinion of Declarant may be required or convenient for Declarant's development, construction and sales activities related to property hereby and hereafter subjected to this Declaration or for the development, construction or benefit of any neighboring property including, but not limited to: the right of access, ingress and egress for vehicular and pedestrian traffic and construction activities over, under, on or in the Community, including, without limitation, any Lot; the right to tie into any portion of the Community with streets, driveways, paths, parking areas and walkways; the right to tie into and/or otherwise connect and use (without a tap-on or any other fee for so doing), replace, relocate, maintain and repair any device which provides utility or similar services including, without limitation, electrical, telephone, cable television, natural gas, water, sewer and drainage lines and facilities constructed or installed in, on, under and/or over the Community; the right to grant easements over, under, in or on the Community, including without limitation the Lots, for the benefit of neighboring properties for the purpose of tying into and/or otherwise connecting and using sewer and drainage lines and facilities constructed or installed in, on, under and/or over the Community; the right to convert Lots (with the consent of the Owner thereof) to Common Property and/or streets; the right to construct recreational facilities, utilities and other improvements on Common Property; the right to carry on sales and promotional activities in the Community; and the right to construct and operate business offices, signs, construction trailers, model residences and sales offices. Declarant may use residences, offices or other buildings owned or leased by Declarant as model residences and sales offices without charge. This Section shall not be amended without the Declarant's written consent until the Declarant's rights hereunder have terminated as herein provided.

Article 11
General Provisions

11.1 Enforcement. Each Owner and Occupant shall comply strictly with the Bylaws, rules and regulations and use restrictions, as amended or modified from time to time, and with the covenants, conditions, easements and restrictions set forth in this Declaration, the recorded subdivision plat(s) for the Community and in the deed to such Owner's Lot, if any. The Board of Directors may impose fines or other sanctions for violations of the foregoing, which shall be collected as provided herein for the collection of assessments. Failure to comply with this Declaration, the Bylaws or the rules and regulations shall be grounds for an action to recover sums due for damages or injunctive relief or both, including, without limitation, reasonable attorney's fees actually incurred, maintainable by the Association, the Declarant or an aggrieved Owner. Failure by the Declarant, the Association or any Owner to enforce any of the foregoing shall in no event be deemed a waiver of the right to do so thereafter. The Association shall have the right to record in the appropriate land records a notice of violation of the Declaration, Bylaws, rules and regulations, use restrictions or design guidelines and to assess the cost of recording and removing such notice against the Lot of the Owner who is responsible (or whose Occupants are responsible) for violating the foregoing.

11.2 Occupants Bound. All provisions of the Declaration, Bylaws, rules and regulations, use restrictions and design guidelines which govern the conduct of Owners and which provide for sanctions against Owners shall also apply to all Occupants and the guests and invitees of Owners and Occupants. The Owner shall be responsible for insuring that the Occupants, the guests, invitees and licensees of the Owner and Occupant strictly comply with all provisions of the Declaration, Bylaws, rules and regulations, use restrictions and design guidelines. Fines may be levied against Owners or Occupants. If a fine is first levied against an Occupant and is not timely paid, the fine may then be levied against the Owner.

11.3 Self-Help. In addition to any other remedies provided for herein, the Association, the Declarant, the Architectural Control Committee or their respective duly authorized agents shall have the power to enter upon any Lot or any other portion of the Community to abate or remove any structure, thing or condition which violates this Declaration, the Bylaws, the rules and regulations or the use restrictions. Unless an emergency situation exists, the violating Owner shall be given ten days' written notice of the intent to exercise self-help. Notwithstanding the foregoing, vehicles may be towed after giving any notice required by law. All costs of self-help, including, without limitation, reasonable attorney's fees actually incurred, shall be assessed against the violating Owner as a specific assessment.

11.4 Duration. The covenants, conditions, restrictions and easements contained in this Declaration shall run with and bind the Community, and shall inure to the benefit of and shall be enforceable by the Association, the Declarant and any Owner, their respective legal representatives, heirs, successors, and assigns, perpetually to the extent provided by law; provided, however, if and to the extent that Georgia law limits the period during which covenants restricting land to certain uses may run, any provisions of this Declaration affected thereby shall run with and bind the land so long as permitted by such law, after which time, any such provision(s) shall be (a) automatically extended for successive periods of twenty (20) years (or the maximum period allowed by applicable law, if less), unless a written instrument signed by the then Owners of at least two-thirds (2/3) of the Lots has been recorded within the year immediately preceding the beginning of a twenty (20) year renewal period agreeing to change such provisions, in whole or in part, or to terminate the same, in which case this Declaration shall be modified or terminated to the extent specified therein; or (b) extended, renewed, modified or terminated as otherwise provided herein or by applicable law.

11.5 Termination of Rights of Declarant. The rights of Declarant to take, approve or consent to actions under this Declaration, the Articles of Incorporation and the Bylaws shall cease and be of no further force and effect upon the earlier of: (a) the date that the Declarant no longer owns any property in the Community and a certificate of occupancy has been issued for a dwelling on each Lot in the Community; or (b) the date of recording by Declarant in the real estate records of the county where the Community is located of a written instrument terminating all of Declarant's rights hereunder.

11.6 Amendment. This Declaration may be amended unilaterally at any time and from time to time by Declarant (a) if such amendment is necessary to bring any provision hereof into compliance with any applicable governmental statute, rule or regulation or judicial determination which shall be in conflict therewith; (b) if such amendment is necessary to enable any reputable

title insurance company to issue title insurance coverage with respect to the Lots subject to this Declaration; (c) if such amendment is required by an institutional or governmental lender or purchaser of mortgage loans, including, without limitation, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, to enable such lender or purchaser to make or purchase Mortgage loans on the Lots subject to this Declaration; or (d) if such amendment is necessary to enable any governmental agency or private insurance company, including, without limitation, the U.S. Department of Housing and Urban Development and the U.S. Department of Veterans Affairs, to insure or guarantee Mortgage loans on the Lots subject to this Declaration; provided, however, any such amendment shall not adversely affect the title to any Lot unless the Owner of such Lot consents thereto in writing. Further, Declarant may unilaterally amend this Declaration for any other purpose; provided, however, any such amendment shall not materially adversely affect the substantive rights of any Owners hereunder nor shall it adversely affect title to any Lot without the consent of the affected Owner. The Board of Directors, with the written consent of the Declarant, and without a vote of the members may amend this Declaration for the sole purpose of electing to be governed by and complying with the provisions of the Georgia Property Owners' Association Act, O.C.G.A. § 44-3-220, *et seq*. In addition to the above, this Declaration may be amended upon the affirmative vote or written consent, or any combination thereof, of the Owners of at least two-thirds (2/3) of the Lots and the consent of Declarant; provided, however, any Owner whose voting rights have been suspended as provided herein shall be excluded from voting on any such amendment and shall not be counted as part of the total two-thirds (2/3) requirement. Amendments to this Declaration shall become effective upon recordation unless a later effective date is specified therein. The consent of the Declarant to any amendment shall be evidenced by the execution of said amendment by Declarant. The consent of the requisite number of Owners to any amendment shall be evidenced by the execution of the amendment by said Owners, or, in the alternative, the sworn statement of the President or any Vice President or the Secretary of the Association attached to or incorporated in the amendment, which sworn statement states unequivocally that the consent of the required number of Owners was obtained and that any notices required by this Declaration, the Bylaws, the Articles of Incorporation and Georgia law were given. The amendments authorized by this Section may be of uniform or non-uniform application and Owners shall be deemed to have agreed that the Declaration may be amended as provided herein and that any rule of law requiring unanimous approval of amendments having a non-uniform application shall not apply.

11.7 Gender and Grammar. The singular, wherever used herein, shall be construed to mean the plural, when applicable, and the use of the masculine or feminine pronoun shall include the neuter, masculine and feminine.

11.8 Severability. Whenever possible, each provision of this Declaration shall be interpreted in such manner as to be effective and valid, but if the application of any provision of this Declaration to any Person or to any property shall be prohibited or held invalid, such prohibition or invalidity shall not affect any other provision or the application of any provision which can be given effect without the invalid provision or application and, to this end, the provisions of this Declaration are declared to be severable.

11.9 Captions. The captions of each Article and Section hereof, as to the contents of each Article and Section, are inserted only for convenience and are in no way to be construed as defining, limiting, extending or otherwise modifying or adding to the particular Article or Section to which they refer.

11.10 No Merger. There shall be no merger of any of the covenants, conditions, restrictions or easements created or reserved hereby with the fee estate of Declarant, by reason of the fact that Declarant may own or hold the estate or interest both encumbered and benefited by such covenants, conditions, restrictions or easements and no such merger shall occur unless and until Declarant, while owning all of the estate or interests shall execute a written statement or instrument affecting such merger and shall duly record the same.

11.11 Preparer. This Declaration was prepared by Lisa A. Crawford and Paul Reynolds, Dorough & Dorough, LLC, Attorneys at Law, Two Decatur TownCenter, Suite 520, 125 Clairemont Avenue, Decatur, Georgia 30030.

11.12 Notices. Notices provided for in this Declaration or the Articles or Bylaws shall be in writing, and shall be addressed to an Owner at the address of the Lot and to the Declarant, or the Association at the address of their respective registered agent in the State of Georgia. Any Owner may designate a different address for notices to such Owner by giving written notice to the Association. Notices addressed as above shall be mailed by United States Registered or Certified Mail, return receipt requested, postage paid, or delivered in person, including delivery by Federal Express or other reputable courier service. The time period in which a response to any such Notice must be given or any action taken with respect thereto, shall commence to run from the date of personal delivery or receipt on the return receipt of the Notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent.

11.13 Perpetuities. Should any of the provisions of this Declaration be unlawful, void or voidable for violation of the rule against perpetuities, then such provision shall continue only until twenty-one (21) years after the date that is ninety (90) years from and after the date of recording of this Declaration.

11.14 No Discrimination. No action shall be taken by the Association or the Board of Directors which would discriminate against any person on the basis of race, creed, color, national origin, religion, sex, familial status or handicap.

11.15 Indemnification. To the fullest extent allowed by the Georgia Nonprofit Corporation Code, and in accordance therewith, the Association shall indemnify every current and former officer, director and committee member against any and all expenses, including, but not limited to, attorney's fees, imposed upon or reasonably incurred by any officer, director or committee member in connection with any action, suit or other proceeding (including settlement of any suit or proceeding, if approved by the then Board of Directors) to which such officer, director or committee member may be a party by reason of being or having been an officer, director or committee member. The officers, directors and committee members shall not be liable for any mistake of judgment, negligent or otherwise, except for their own individual

willful misfeasance, malfeasance, misconduct or bad faith. The officers, directors and committee members shall have no personal liability with respect to any contract or other commitment made by them, in good faith, on behalf of the Association and the Association shall indemnify and forever hold each such officer, director and committee member free and harmless against any and all liability to others on account of any such contract or commitment. Any right to indemnification provided for herein shall not be exclusive of any other rights to which any officer, director or committee member, or former officer, director or committee member, may be entitled. The Association shall maintain adequate general liability and officers' and directors' liability insurance to fund this obligation, if such coverage is reasonably available.

11.16 Agreements. Subject to the prior approval of Declarant all agreements and determinations, including settlement agreements regarding litigation involving the Association, lawfully authorized by the Board of Directors, shall be binding upon all Owners, their heirs, legal representatives, successors, assigns and others having an interest in the Community or the privilege of possession and enjoyment of any part of the Community.

11.17 Variances. Notwithstanding anything to the contrary contained herein, the Board of Directors shall be authorized to grant individual variances from any of the provisions of this Declaration, the Bylaws and any rule, regulation or use restriction promulgated pursuant thereto, if it determines that waiver of application or enforcement of the provision in a particular case is warranted and would not be inconsistent with the overall scheme of development for the Community.

11.18 Litigation. No judicial or administrative proceeding shall be commenced or prosecuted by the Association unless approved by at least seventy-five percent (75%) of the Total Association Vote and the consent of the Declarant. This Section shall not apply to: (a) actions brought by the Association to enforce the provisions of this Declaration (including, without limitation, the foreclosure of liens); (b) the imposition and collection of assessments as provided herein; (c) proceedings involving challenges to *ad valorem* taxation; (d) counterclaims brought by the Association in proceedings instituted against it; or (e) actions brought by the Association against any contractor, vendor, or supplier of goods or services arising out of a contract for goods or services to which the Association is a party. This Section shall not be amended unless such amendment is made unilaterally by the Declarant as provided herein or is approved by the percentage votes necessary to institute proceedings as provided above.

11.19 Security. ALL OWNERS, OCCUPANTS, GUESTS, LICENSEES, AND INVITEES, AS APPLICABLE, ACKNOWLEDGE THAT THE DECLARANT, THE ASSOCIATION AND ITS BOARD OF DIRECTORS, AND THE ARCHITECTURAL CONTROL COMMITTEE, IF ANY, DO NOT REPRESENT OR WARRANT THAT ANY SAFETY OR SECURITY MEASURES WILL BE IMPLEMENTED IN THE COMMUNITY OR, IF IMPLEMENTED, THAT SUCH SAFETY OR SECURITY MEASURES MAY NOT BE COMPROMISED OR CIRCUMVENTED, OR THAT ANY SUCH SAFETY OR SECURITY MEASURES WILL IN ALL CASES PROVIDE THE DETECTION OR PROTECTION FOR WHICH THEY ARE DESIGNED. EACH OWNER, OCCUPANT, GUEST, LICENSEE, OR INVITEE, AS APPLICABLE, ACKNOWLEDGES AND UNDERSTANDS THAT THE DECLARANT, THE ASSOCIATION, THE BOARD OF

DIRECTORS AND THE ARCHITECTURAL CONTROL COMMITTEE, IF ANY, ARE NOT INSURERS AND THAT EACH OWNER, OCCUPANT, GUEST, LICENSEE, AND INVITEE ASSUMES ALL RISKS OF PERSONAL INJURY AND PROPERTY DAMAGE AND FURTHER ACKNOWLEDGES THAT THE DECLARANT, THE ASSOCIATION, THE BOARD OF DIRECTORS, AND THE ARCHITECTURAL CONTROL COMMITTEE, IF ANY, HAVE MADE NO REPRESENTATIONS OR WARRANTIES, NOR HAS ANY OWNER, OCCUPANT, GUEST, LICENSEE, OR INVITEE RELIED UPON ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATIVE TO ANY SAFETY OR SECURITY MEASURES IMPLEMENTED OR APPROVED.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Declarant herein hereby executes this instrument under seal, this 15th day of February, 2007.

DECLARANT: **BENCHMARK/PARKWAY**

[redacted]

By: [redacted] (SEAL)
Name:
Title:

Signed, sealed and delivered
in the presence of:

[redacted]

Notary Public

My Commission Expires: 1/11/11

[redacted]

P:\Clients\2 [redacted]

EXHIBIT "A"

Property Description

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 133 OF THE CITY OF UNION CITY, 9F DISTRICT, FULTON COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS 1 THROUGH 50, LOTS 78 THROUGH 79, AND LOTS 84 THROUGH 97, AS DEPICTED ON THE FINAL PLAT OF PARKWAY VILLAGES PHASE 1A, PREPARED BY SOUTHEASTERN ENGINEERING, INC., DATED 1/10/2007, RECORDED ON FEBRUARY 15th, 2007 AT PLAT BOOK 315, PAGES 139-144 IN THE PUBLIC RECORDS OF FULTON COUNTY, GEORGIA.

EXHIBIT "B"

Additional Property Which May Be Unilaterally
Submitted To This Declaration by Declarant

All that tract or parcel of land lying and being in Land Lots 124, 132, 133, 134, 149 and 150 of the 9F District, Fulton County, Georgia.

EXHIBIT "C"

BYLAWS

OF

PARKWAY VILLAGES HOMEOWNERS ASSOCIATION, INC.

Prepared By:

[redacted]

BYLAWS

OF

PARKWAY VILLAGES HOMEOWNERS ASSOCIATION, INC.

- TABLE OF CONTENTS -

Page Number

BYLAWS

OF

PARKWAY VILLAGES HOMEOWNERS ASSOCIATION, INC.

Article 1
Name, Membership, Applicability and Definitions

1.1 Name. The name of the corporation shall be Parkway Villages Homeowners Association, Inc. (hereinafter sometimes referred to as the "Association").

1.2 Membership. The Association shall have one class of membership, as is more fully set forth in that certain Declaration of Protective Covenants, Conditions, Restrictions and Easements for Parkway Villages (such Declaration, as amended, renewed, or extended from time to time, is hereinafter sometimes referred to as the "Declaration"), the terms of which pertaining to membership are specifically incorporated by reference herein.

1.3 Definitions. The words used in these Bylaws shall have the same meaning as set forth in the Declaration, unless the context shall prohibit.

Article 2
Association: Meetings, Quorum, Voting, Proxies

2.1 Place of Meetings. Meetings of the Association shall be held at the principal office of the Association or at such other suitable place convenient to the members as may be designated by the Board of Directors, either in the Community or as convenient thereto as possible and practical.

2.2 Annual Meetings. There shall be an annual meeting of the members at such date, place and time as the Board of Directors shall determine to receive the reports of the outgoing Board of Directors, to install directors for the ensuing year and to transact such other business as may come before the meeting.

2.3 Special Meetings. The President or the Board of Directors may call special meetings. In addition, it shall be the duty of the President to call a special meeting of the Association upon the delivery of a petition signed and dated by members entitled to cast at least twenty-five percent (25%) of the Total Association Vote and describing the purpose or purposes for which it is to be held. The notice of any special meeting shall state the date, time, and place of such meeting and the purpose(s) thereof. No business shall be transacted at a special meeting, except those matters that are within the purpose or purposes described in the notice.

2.4 Record Date. The Board of Directors shall fix in advance a record date for a determination of members entitled to notice of and to vote at any meeting of members or any adjournment thereof, or to make a determination of members for any other purpose, such date to

be not more than seventy (70) days before the date on which the particular action requiring such determination of members is to be taken.

2.5 Notice of Meetings. It shall be the duty of the Secretary to mail or to cause to be delivered to the Lot of each member (as shown in the records of the Association as of the record date) a notice, in writing or by electronic transmission, of each annual or special meeting of the Association stating the date, time and place where it is to be held and if and to the extent required by the Georgia Nonprofit Corporation Code (O.C.G.A. Section 14-3-101, *et seq.*) or other applicable law (the "Governing Law"), the purpose(s) thereof. If an Owner wishes written notice to be given at an address other than the Lot, the Owner shall designate by notice in writing to the Secretary such other address. Notices shall be mailed or delivered not less than ten (10) days (or if notice is mailed by other than first-class or registered mail, thirty (30) days) nor more than sixty (60) days before the meeting. If any meeting of the members is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment. If, however, a new record date is or must be fixed under the Governing Law notice of the adjourned meeting shall be given to persons who are members of record as of the new record date.

2.6 Waiver of Notice. Waiver of notice of a meeting of the members shall be deemed the equivalent of proper notice. Any member may, in writing or by electronic transmission, signed by the member entitled to the notice and delivered to the Association for inclusion in the minutes or filing with the Association records, waive notice of any meeting of the members, either before or after such meeting. Attendance at a meeting by a member, whether in person or by proxy, shall be deemed waiver by such member of lack of notice or defective notice, unless such member specifically objects to lack of proper notice at the time the meeting is called to order.

2.7 Adjournment of Meetings. If any meeting of the Association cannot be held because a quorum is not present, a majority of the members who are present at such meeting, either in person or by proxy, may adjourn the meeting to a time not less than five (5) nor more than thirty (30) days from the time the original meeting was called. At such adjourned meeting at which a quorum is present, any business which might have been transacted at the meeting originally called may be transacted without further notice.

2.8 Membership List. After the record date for any meeting is established by the Board of Directors, the Secretary shall prepare an alphabetical list of the names and addresses of all of the members who are entitled to notice of the meeting. Beginning at least two (2) business days after notice is given of the meeting for which the list was prepared, the list of members shall be available for inspection (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or upon request; or (2) by any member or a member's agent or attorney at the Association's principal office or at such other reasonable place as may be specified in the notice. In the event that the Association makes the list available on an electronic network, the Association may take reasonable steps to ensure that such information is available only to the members of the Association. In addition, the list shall be available for inspection at the meeting or any adjournment thereof.

2.9 Voting. The voting rights of the members shall be as set forth in the Articles of Incorporation and the Declaration, and such voting rights are specifically incorporated herein.

2.10 Proxies. At all meetings of members, each member may vote in person or by proxy. All proxy appointment forms shall be in writing, dated, signed either personally or by electronic transmission and filed with the Secretary before the appointed time of each meeting. An electronic transmission must contain or be accompanied by information from which it can be determined that the member, member's agent or member's attorney in fact authorized the electronic transmission. Every proxy shall be revocable and shall automatically cease upon: (a) receipt of notice by the Secretary of the death or judicially declared incompetence of a member; (b) receipt by the Secretary of written revocation signed by the member; (c) receipt by the Secretary of a subsequent appointment form signed by the member; (d) attendance by the member and voting in person at any meeting; or (e) the expiration of eleven (11) months from the date of the proxy appointment form.

2.11 Quorum. The presence, in person or by proxy, of members entitled to cast at least twenty-five percent (25%) of the votes entitled to be cast at the meeting shall constitute a quorum at all meetings of the Association. The members present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough members to leave less than a quorum.

2.12 Action Without A Formal Meeting. Any action required or permitted to be approved by the members may be approved without a meeting if one (1) or more consents, in writing or by electronic transmission, setting forth the action so taken, shall be signed and dated by members (including the Declarant, if the consent of the Declarant is required) holding the voting power required to pass such action at a meeting held on the record date for such action. The record date for such action shall be the date that the first member signs a consent. Such action shall be approved when the Secretary receives a sufficient number of such consents dated within seventy (70) days of the record date for such action. If less than unanimous consent is obtained, the approval shall be effective ten (10) days after the Secretary gives written notice of the approval to all members who did not sign a consent. Each signed consent shall be included in the minutes of meetings of members filed in the permanent records of the Association.

2.13 Action By Written Ballot. Any action that may be taken at any annual, regular or special meeting of members may be taken without a meeting if approved by ballot as provided herein. The Association shall deliver a ballot, in writing or by electronic transmission, to each member entitled to vote on the matter. The ballot shall set forth each proposed action and provide an opportunity to vote for or against each proposed action. All solicitations for votes by ballot, in writing or by electronic transmission, shall indicate the number of responses needed to meet the quorum requirements; state the percentage of approvals necessary to approve each matter other than election of directors; and specify the time by which a ballot must be received by the Association in order to be counted. A timely ballot, in writing or by electronic transmission, received by the Association may not be revoked. Approval by ballot of an action shall only be valid when the number of votes cast by ballot equals or exceeds the quorum required to be present at a meeting held to authorize such action and the number of approvals

equals or exceeds the number of votes that would be required to approve the matter at a meeting at which the total number of votes cast was the same as the number of votes cast by ballot. The results of each action by ballot in writing or through electronic transmission shall be certified by the Secretary and shall be included in the minutes of meetings of members filed in the permanent records of the Association.

Article 3
Board of Directors: Number, Powers, Meetings

3.1 Governing Body; Composition. The affairs of the Association shall be governed by a Board of Directors. Directors shall be natural persons who are eighteen (18) years of age or older. Except for directors appointed by the Declarant, each director must reside in the Community and be a member or the spouse of a member; provided, however, no Person may serve on the Board at the same time with such Person's spouse or any co-Owner or Occupant of such Person's Lot.

3.2 Directors Appointed by Declarant. The Declarant shall have the right to appoint or remove any member or members of the Board of Directors or any officer or officers of the Association until such time as the first of the following events shall occur: (a) the expiration of ten (10) years after the date of the recording of the Declaration; (b) the date on which all of the Lots planned by Declarant to be a part of the Community shall have been improved with a dwelling and conveyed to an Owner for occupancy as a residence; or (c) the surrender by Declarant in writing of the authority to appoint and remove directors and officers of the Association. The directors appointed by the Declarant need not be Owners or residents in the Community. The total number of Lots planned by Declarant for the Community shall initially be the number of Lots shown on the Declarant's land use plan for the development as it may be amended from time to time. Inclusion of property on the land use plan shall not obligate the Declarant to subject such property to the Declaration, nor shall exclusion of property from the initial land use plan bar Declarant from subjecting such property to the Declaration. The final total number of Lots planned for the Community shall be the actual number of Lots shown on the recorded subdivision plats for the Community regardless of any different number of Lots shown from time to time on the land use plan. The Declarant shall notify the Association when the final subdivision plat for the Community has been recorded.

3.3 Number of Directors. During the period that the Declarant has the right to appoint and remove the officers and directors of the Association as provided above, the Board of Directors shall consist of from one to three members as determined by Declarant in writing from time to time. Thereafter, the Board shall consist of three members, who shall be elected as provided below.

3.4 Nomination of Directors. Elected directors may be nominated from the floor, if a meeting is held for the election of directors and may also be nominated by a nominating committee, if established by the Board. All candidates shall have a reasonable opportunity to communicate their qualifications to the members and to solicit votes.

3.5 Election and Term of Office. After the Declarant's right to appoint directors and officers terminates, the Association shall call a special meeting (or take action under Section 2.12 or Section 2.13 in lieu of a meeting) and the members shall elect three (3) directors as follows: the initial term of one (1) director shall be fixed at three (3) years, and thereafter successors shall be elected to a term of two (2) years; the initial term of one (1) director shall be fixed at two (2) years, and thereafter successors shall be elected to a term of two (2) years; the initial term of one (1) director shall be fixed at one (1) year, and thereafter successors shall be elected to a term of two (2) years. At annual meetings thereafter (or pursuant to Section 2.12 or Section 2.13 in lieu of a meeting), directors shall be elected as necessary to fill vacant seats on the Board. All eligible members of the Association shall vote on all directors to be elected, and the candidates receiving the most votes shall be elected. Notwithstanding anything herein to the contrary, the members of the Board of Directors shall continue in office until their respective successors shall have been elected and take office.

3.6 Removal of Directors. At any annual, regular or special meeting of the Association, any one (1) or more of the members of the Board of Directors elected by the members may be removed, with or without cause, by a majority of the Total Association Vote and a successor may then and there be elected to fill the vacancy thus created. The notice of the meeting shall state that the purpose, or one of the purposes, of the meeting is removal of a director. A director whose removal by the members has been proposed shall be given an opportunity to be heard at the meeting. Additionally, any director who has three (3) consecutive unexcused absences from Board meetings or who is delinquent in the payment of an assessment for more than thirty (30) days may be removed by a majority vote of the remaining directors.

3.7 Vacancies. Vacancies in the Board of Directors caused by any reason, excluding the removal of a director by vote of the Association, shall be filled by a vote of the majority of the remaining directors. Each Person so selected shall serve the unexpired portion of the term.

3.8 Organization Meetings. The first meeting of a newly elected Board of Directors shall be held within ten (10) days after the election at such time and place as the directors may conveniently assemble.

3.9 Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall be determined from time to time by the Board, provided that, after the right of Declarant to appoint the directors terminates, at least four (4) such meetings shall be held during each fiscal year with at least one (1) per quarter. Notice of the regular schedule shall constitute sufficient notice of such meetings.

3.10 Special Meetings. Special meetings of the Board of Directors shall be held when requested by the President, Vice President or by any two (2) directors. The notice shall specify the date, time and place of the meeting and the nature of any special business to be considered. The notice shall be given to each director by one of the following methods: (a) by personal delivery (including commercial delivery service) to such director's home or office; (b) written notice by first class mail, postage prepaid; (c) by telephone communication (including facsimile), either directly to the director or to the director's home or office; or (d) issued electronically if the director has consented in writing to such method of delivery and has provided the Board with an

address regarding the same. All such notices shall be given or sent to the director's address or telephone number as shown on the records of the Association. Notices sent by first class mail shall be deposited with the U.S. Postal Service at least four (4) days before the time set for the meeting. Notices given by personal delivery or telephone shall be given at least two (2) days before the day set for the meeting.

3.11 Waiver of Notice. The business transacted at any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if (a) a quorum is present, and (b) either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes which is included in the minutes or filed with the official records of the Association. The waiver of notice or consent need not specify the purpose of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement about the lack of adequate notice.

3.12 Quorum of Board of Directors. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the votes of a majority of the directors present at a meeting at which a quorum is present shall constitute the decision of the Board of Directors.

3.13 Compensation. No director shall receive any compensation from the Association for acting as such.

3.14 Open Meetings. All meetings of the Board shall be open to all members, but members other than directors may not participate in any discussion or deliberation unless expressly so authorized by the Board.

3.15 Executive Session. The Board may adjourn a meeting and reconvene in executive session to discuss and vote upon personnel matters, litigation in which the Association is or may become involved, and orders of business of a similar nature. The nature of any and all business to be considered in executive session shall first be announced in open session.

3.16 Action Without A Formal Meeting. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one or more consents, in writing or by electronic transmission, setting forth the action so taken, shall be signed by a majority of the directors and delivered to the Association for inclusion in the minutes for filing in the corporate records.

3.17 Telephonic Participation. One or more directors may participate in and vote during any meeting of the Board by telephone conference call or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. Any such meeting at which a quorum participates shall constitute a meeting of the Board.

3.18 Powers. The Board of Directors shall be responsible for the affairs of the Association and shall have all of the powers and duties necessary for the administration of the

Association's affairs and, as provided by law, may do all acts and things as are not by law, the Declaration, Articles, or these Bylaws directed to be done and exercised by the members. In addition to the duties imposed by these Bylaws or by any resolution of the Association that may hereafter be adopted, the Board of Directors shall have the power to and be responsible for the following, in way of explanation, but not limitation:

(a) preparation and adoption of an annual budget in which there shall be established the contribution of each member to the common expenses;

(b) making assessments to defray the common expenses and establishing the means and methods of collecting such assessments;

(c) providing for the operation, care, upkeep, and maintenance of all areas which are the maintenance responsibility of the Association;

(d) designating, hiring, and dismissing the personnel necessary for the operation of the Association and, where appropriate, providing for the compensation of such personnel and for the purchase of equipment, supplies, and material to be used by such personnel in the performance of their duties;

(e) collecting the assessments, depositing the proceeds thereof in a bank depository which it shall approve, and using the proceeds to administer the Association;

(f) making and amending rules and regulations;

(g) opening of bank accounts on behalf of the Association and designating the signatories required;

(h) enforcing by legal means the provisions of the Declaration, these Bylaws, and the rules and regulations adopted by it, and bringing any proceedings which may be instituted on behalf of or against the members concerning the Association;

(i) obtaining and carrying insurance against casualties and liabilities, as provided in the Declaration, and paying the premium cost thereof;

(j) keeping books with detailed accounts of the receipts and expenditures of the Association and the actions thereof, and specifying the maintenance and repair expenses and any other expenses incurred; and

(k) authorization of contracts on behalf of the Association.

3.19 Management Agent. The Board of Directors may employ for the Association a professional management agent or agents at a compensation established by the Board of Directors to perform such duties and services as the Board of Directors shall authorize. The Declarant, or an affiliate of the Declarant, may be employed as managing agent or manager. The term of any management agreement shall not exceed one (1) year and shall be subject to

termination by either party, without cause and without penalty, upon ninety (90) days' written notice.

3.20 Borrowing. The Board of Directors shall have the power to borrow money without the approval of the members of the Association; provided, however, except as otherwise provided in the Declaration, the Board shall obtain membership approval in the same manner as for special assessments, in the event that the total amount of such borrowing exceeds or would exceed ten percent (10%) of the annual budget of the Association.

3.21 Fining Procedure. The Board shall not impose a fine (a late charge shall not constitute a fine) unless and until the following procedure is followed:

(a) Written notice shall be delivered to the member by first-class or certified mail sent to the address of the member shown on the Association's records, specifying:

(1) the nature of the violation, the fine to be imposed and the date, not less than fifteen (15) days or, in the event of an unapproved sign, twenty-four (24) hours, from the date of the notice, that the fine will take effect;

(2) that the violator may, within ten (10) days from the date of the notice or, in the event of an unapproved sign, twenty-four (24) hours from the date of the notice, request a hearing regarding the fine imposed;

(3) the name, address and telephone numbers of a person to contact to challenge the fine;

(4) that any statements, evidence, and witnesses may be produced by the violator at the hearing; and

(5) that all rights to have the fine reconsidered are waived if a hearing is not requested within ten (10) days of the date of the notice or twenty-four (24) hours in the event of an unapproved sign, respectively.

(b) If a hearing is requested, it shall be held before the Board in executive session, and the violator shall be given a reasonable opportunity to be heard. The minutes of the meeting shall contain a written statement of the results of the hearing. Except for the display of unapproved signs, no fine shall be imposed prior to the date that is five (5) days after the date of the hearing.

Article 4
Officers

4.1 Officers. The officers of the Association shall be a President, Vice President, Secretary, and Treasurer. Any two (2) or more offices may be held by the same Person, excepting the offices of President and Secretary. The President and Treasurer shall be elected from among the members of the Board of Directors.

4.2 Election, Term of Office, and Vacancies. Except during the period in which the Declarant has the right to appoint the officers of the Association, the officers of the Association shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors following the election of directors. A vacancy in any office arising because of death, resignation, removal, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

4.3 Additional Officers and Agents. The Board of Directors may appoint such other officers, including vice presidents, assistant secretaries and assistant treasurers, and agents as it shall deem necessary. Such officers and agents shall hold their respective offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

4.4 Salaries. The officers shall receive no compensation.

4.5 Removal. Except for officers appointed by the Declarant, any officer may be removed, with or without cause, by the Board of Directors.

4.6 President. The President shall be the chief executive officer of the Association and shall preside at all meetings of the members and directors. The immediate supervision of the affairs of the Association shall be vested in the President. It shall be the President's duty to attend to the business of the Association and maintain strict supervision over all of its affairs and interests. The President shall keep the Board of Directors fully advised about the affairs and conditions of the Association, and shall manage and operate the business of the Association pursuant to and in accordance with such policies as may be prescribed from time to time by the Board of Directors.

4.7 Vice President. The Vice President(s), if any, shall act in the President's absence or disability and shall have all powers, duties, and responsibilities provided for the President when so acting, and shall perform such other duties as shall from time to time be imposed upon any Vice President by the Board or delegated to a Vice President by the President.

4.8 Secretary. The Secretary shall keep the minutes of all meetings of the members and of the Board of Directors; notify the members and directors of meetings as provided by these bylaws and Georgia law; have custody of the seal of the Association; affix such seal to any instrument requiring the same; attest the signature or certify the incumbency or signature of any officer of the Association; and perform such other duties as the President, or the Board of Directors may prescribe. The Secretary shall perform the duties of the Treasurer of the Association in the absence or disability of the Treasurer.

4.9 Treasurer. The Treasurer shall keep, or cause to be kept, the financial books and records of the Association, and shall faithfully account for the Association's funds, financial assets, and other assets entrusted to the Treasurer's care and custody. The Treasurer shall make such reports as may be necessary to keep the President and the Board of Directors informed at all times as to the financial condition of the Association, and shall perform such other duties as the

President, or the Board of Directors may prescribe. The Treasurer shall maintain the money and other assets of the Association in the name and to the credit of the Association in such depositories as may be designated by the Board of Directors. The Treasurer may provide for the investment of the money and other assets of the Association consistent with the needs of the Association to disburse such money and assets in the course of the Association's business. The Treasurer shall perform the duties of the Secretary of the Association in the absence or disability of the Secretary.

4.10 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect on the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Article 5
Committees

Advisory committees to perform such tasks and to serve for such periods as may be designated by the Board or as provided in the Declaration are hereby authorized. Each committee shall be composed and shall operate in accordance with the terms of the Declaration or resolution of the Board of Directors designating the committee or with rules adopted by the Board of Directors. An advisory committee shall not be authorized to exercise any authority of the Board under the Articles of Incorporation, the Declaration, these Bylaws or the Georgia Nonprofit Corporation Code.

Article 6
Miscellaneous

6.1 Fiscal Year. The fiscal year of the Association shall be the calendar year unless otherwise determined by resolution of the Board.

6.2 Parliamentary Rules. *Roberts Rules of Order* (current edition) shall govern the conduct of all Association proceedings, when not in conflict with Georgia law, the Articles of Incorporation, the Declaration or these Bylaws.

6.3 Conflicts. If there are conflicts or inconsistencies between the provisions of Georgia law, the Articles of Incorporation, the Declaration and these Bylaws, the provisions of Georgia law, the Declaration, the Articles of Incorporation and the Bylaws (in that order) shall prevail.

6.4 Electronic Records, Signatures and Documents. To the extent permitted by Georgia law, the Declaration and these Bylaws, the Association and its members, Owners and Occupants may perform any obligation or exercise any right by use of any technological means providing sufficient security, reliability, identification and verifiability, which technological means have been approved by the Board in its sole discretion.

6.5 Amendment. These Bylaws may be amended by the Board of Directors with the consent of the Declarant if such amendment is necessary to: (a) bring any provision hereof into

compliance with any applicable governmental statute, rule, or regulation or judicial determination which shall be in conflict therewith; (b) enable any title insurance company to issue title insurance coverage with respect to the Lots subject to the Declaration; (c) enable an institutional or governmental lender or purchaser of mortgage loans, including, without limitation, the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation, to make or purchase Mortgage loans on the Lots subject to the Declaration; (d) enable any governmental agency or private insurance company to insure or guarantee Mortgage loans on the Lots subject to the Declaration; or (e) comply with the provisions of the Georgia Property Owners' Association Act, O.C.G.A. § 44-3-220, *et seq*. In addition, these Bylaws may be amended upon the affirmative vote of at least two-thirds (2/3) of the Total Association Vote and the consent of Declarant.

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Deed Book 44473 Pg 158
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Fulton County, Georgia